                                                                    EXHIBIT 99.4

                         MORTGAGE AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 30, 2003

                                     MADE BY

                            WORLD AIRWAYS, INC., AND

                        WORLD AIRWAYS PARTS COMPANY, LLC,
                                   AS GRANTORS

                                   IN FAVOR OF

                                 CITIBANK, N.A.,
                               AS COLLATERAL AGENT

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                                TABLE OF CONTENTS

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                                                                                                                   PAGE
ARTICLE 1 DEFINITIONS............................................................................................    6

   Section 1.01      Definitions.................................................................................    6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE GRANTORS.........................................................   16

   Section 2.01      Certificated Air Carrier; Maintenance and Location of Spare Parts; Section 1110.............   16
   Section 2.02      Title to Collateral; Financing Statements...................................................   16
   Section 2.03      Location of Grantors; UCC Information.......................................................   17
   Section 2.04      Perfected First Priority Liens..............................................................   17
   Section 2.05      Consents....................................................................................   17
   Section 2.06      Possession of Pledged Equipment.............................................................   18
   Section 2.07      Pledged Equity and Pledged Debt.............................................................   18
   Section 2.08      Intellectual Property.......................................................................   19
   Section 2.09      Deposit and Securities Accounts.............................................................   19

ARTICLE 3 COVENANTS OF THE COMPANY...............................................................................   20

   Section 3.01      Maintenance and Operation; Possession; Insignia.............................................   20
   Section 3.02      Replacement and Pooling of Parts; Alterations, Modifications and Additions..................   25
   Section 3.03      Use, Possession and Designated Locations of Spare Parts and Pledged
                     Equipment; Collateral Access Agreement......................................................   26
   Section 3.04      Insurance...................................................................................   28
   Section 3.05      Inspection..................................................................................   32
   Section 3.06      Changes in Locations, Name, etc.............................................................   33
   Section 3.07      Pledged Receivables.........................................................................   33
   Section 3.08      Pledged Equipment...........................................................................   34
   Section 3.09      Delivery and Control of Pledged Equity and Pledged Debt.....................................   34
   Section 3.10      Notices.....................................................................................   35
   Section 3.11      Intellectual Property Collateral............................................................   36
   Section 3.12      Liens.......................................................................................   37
   Section 3.13      Financing Statements........................................................................   37
   Section 3.14      Disposition of Collateral...................................................................   37
   Section 3.15      Further Assurances..........................................................................   38
   Section 3.16      Performance.................................................................................   38

ARTICLE 4 EVENT OF LOSS..........................................................................................   38

   Section 4.01      Event of Loss; Application of Payments and Proceeds.........................................   38

ARTICLE 5 REMEDIES...............................................................................................   42

   Section 5.01      Remedies Available to Collateral Agent......................................................   42
   Section 5.02      Expenses....................................................................................   45
   Section 5.03      Waiver of Claims............................................................................   46
   Section 5.04      Discontinuance of Proceedings...............................................................   46
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
ARTICLE 6 TERMINATION OF SECURITY AGREEMENT......................................................................   47

   Section 6.01      Termination of Security Agreement...........................................................   47

ARTICLE 7 MISCELLANEOUS..........................................................................................   47

   Section 7.01      Notices.....................................................................................   47
   Section 7.02      Governing Law...............................................................................   47
   Section 7.03      Execution in Counterparts...................................................................   48
   Section 7.04      Amendments..................................................................................   48
   Section 7.05      Documentation...............................................................................   48
   Section 7.06      Cash Collateral.............................................................................   48
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SCHEDULES

Schedule 1.01              -        Spare Engines
Schedule 2.01              -        Designated Locations
Schedule 2.03              -        UCC Information
Schedule 2.05              -        Consents
Schedule 2.06              -        Pledged Equipment Locations
Schedule 2.07(a)           -        Initial Pledged Equity
Schedule 2.07(b)           -        Initial Pledged Debt
Schedule 2.08              -        Intellectual Property Collateral
Schedule 2.09              -        Deposit and Securities Accounts
Schedule 3.01              -        Countries Authorized for Domicile of
                                    Permitted Lessees

EXHIBITS

Exhibit A1                 -        Form of Mortgage and Security Agreement
                                    Supplement (Spare Engine)
Exhibit A2                 -        Form of Mortgage and Security Agreement
                                    Supplement (Spare Parts)
Exhibit B                  -        Form of Intellectual Property Security
                                    Agreement
Exhibit C                  -        Form of Intellectual Property Security
                                    Agreement Supplement

                  MORTGAGE AND SECURITY AGREEMENT (as amended, modified, restated or otherwise supplemented from time to time in accordance with the terms hereof, the "Security Agreement" or "Agreement") dated as of December 30, 2003 made by WORLD AIRWAYS, INC., a Delaware corporation (the "Company"), and WORLD AIRWAYS PARTS COMPANY, LLC, a Delaware limited liability company ("World LLC," and together with the Company, the "Grantors") in favor of CITIBANK, N.A., acting solely in its capacity as Collateral Agent for the Board, the Lenders and the Supplemental Guarantor (as such terms are defined in the Loan Agreement referred to below) and as directed by the Board and the Lenders (the "Collateral Agent").

                                   WITNESSETH:

                  WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referred to in Article 1 hereof;

                  WHEREAS, the Company is an air carrier certificated under Sections 41102 and 44705 of Title 49 of the United States Code and holds air carrier operating certificates;

                  WHEREAS, World LLC, a wholly owned subsidiary of the Company, owns and maintains Spare Parts (as defined below) by and on behalf of the Company at the Designated Locations set forth on Schedule 2.01 hereto;

                  WHEREAS, the Company, Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A., as Alternate Tranche A Lender and as Agent, Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc., as Govco Administrative Agent, Phoenix American Financial Services, Inc., as Loan Administrator, the Collateral Agent and the Air Transportation Stabilization Board are parties to a Loan Agreement dated as of December 30, 2003 (as amended, modified, restated or otherwise supplemented from time to time in accordance with its terms, the "Loan Agreement") providing, subject to the terms and conditions thereof, for a single term loan (the "Loan") to be made by such Lenders to the Company;

                  WHEREAS, pursuant to that certain Subsidiary Guarantee dated as of the date hereof, World LLC has agreed to guarantee the payment in full of the Guaranteed Obligations (as defined therein);

                  WHEREAS, it is a condition precedent to the making of the Loan that the Grantors shall have executed and delivered to the Collateral Agent this Security Agreement;

                  WHEREAS, the Grantors wish to execute this Security Agreement to satisfy the condition described in the preceding paragraph and to grant certain first priority security interests in the Collateral in favor of the Collateral Agent for the ratable benefit and security of the Board and the Lenders; and

                  WHEREAS, all things necessary to make this Security Agreement the legal, valid and binding obligation of the Grantors and the Collateral Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

                                 GRANTING CLAUSE

                  NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of, interest on, and all other amounts due with respect to, the Loan, and to secure the performance and observance by each of the Grantors of all the agreements, covenants and provisions contained herein, in the Loan Agreement and in the other Loan Documents, and the prompt payment of any and all amounts from time to time owing hereunder, under the Loan Agreement and the other Loan Documents, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, each Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Collateral Agent, its successors and assigns, for the ratable security and benefit of the Board, the Lenders and the Supplemental Guarantor, a security interest in and mortgage Lien on all estate, right, title and interest of such Grantor in, to and under the following described property, rights, interests and privileges, ownership of which is now held or hereafter acquired by such Grantor, and wherever located (which collectively, including all property hereafter specifically subjected to the Lien of the Security Documents by any instrument supplemental hereto, are herein called the "Collateral"):

                  (1)      its Pledged Equipment;

                  (2)      its Pledged Inventory;

                  (3)      its Pledged Receivables and the Related Contracts;

                  (4)      its Security Collateral;

                  (5)      its Account Collateral;

                  (6) its Intellectual Property Collateral and all other General Intangibles;

                  (7)      its Pledged Real Property;

                  (8) each Spare Engine (each such Spare Engine having 750 or more rated take-off horsepower or the equivalent thereof) as the same is now and will hereafter be constituted, whether now owned or hereafter acquired, and whether or not any such Spare Engine shall be installed in or attached to any airframe and all substitutions or replacements therefor, as provided in this Security Agreement, together with all Parts of whatever nature which are from time to time incorporated or installed in or attached to the Spare Engines, whether now owned or hereafter acquired, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing;

                  (9) all Spare Parts, whether now owned or hereafter acquired by such Grantor, including any replacements, substitutions or renewals therefor, and accessions thereto,

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         including but not limited to those spare parts located at the
         Designated Locations described on Schedule 2.01 attached hereto and incorporated herein by reference or any supplement or amendment thereto supplied hereunder or in any Mortgage and Security Agreement Supplement (Spare Parts) executed and delivered from time to time hereunder;

                  (10) without limiting the generality of the foregoing, all requisition proceeds (including, without limitation, all payments and proceeds or other revenues or income under the Civil Reserve Air Fleet Program) with respect to any Collateral and all insurance proceeds with respect to any loss of or damage to any Collateral;

                  (11)     the Purchase Agreements and the Warranty Bills of
         Sale;

                  (12) the rights of such Grantor under any warranty, indemnity or agreement, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of any Collateral (other than a warranty, indemnity or other such agreement which, by its terms, cannot be transferred or encumbered without resulting in its termination or causing a default or breach thereunder);

                  (13) all repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are in electronic format or are computer print-outs) at any time maintained, created or used by such Grantor (including, without limitation, all records, logs, documents and other materials required at any time to be maintained by such Grantor pursuant to the FAA or under the Federal Aviation Act) ("Records");

                  (14) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Agent by or for the account of such Grantor pursuant to any term hereof or of any other Loan Document and held or required to be held by the Collateral Agent hereunder or thereunder;

                  (15) all right, title, interest, claims and demands of such Grantor as lessor in, to and under any lease of any Spare Engines or other Collateral;

                  (16) all other real and personal property of every kind and nature of such Grantor; and

                  (17) all substitutions, replacements, accessions and Proceeds of any of the foregoing; provided, however, that in no event shall this Security Agreement create a leasehold mortgage or other security or lien interest with respect to, and the term "Collateral" shall at all times exclude, the Excluded Assets.

                                 HABENDUM CLAUSE

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

                  (1) It is expressly agreed that, anything herein contained to the contrary notwithstanding, each Grantor shall remain liable under each of the contracts and agreements included in the Collateral to which such Grantor is a party to perform all of the obligations assumed by such Grantor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Collateral Agent shall have no obligation or liability under any of such contracts and agreements by reason of or arising out of the collateral assignment hereunder, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any obligations of such Grantor under any of such contracts and agreements to which such Grantor is a party, or, except as herein expressly provided or as may be required by law, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (2) Each Grantor does hereby constitute the Collateral Agent as its true and lawful attorney, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution (in its name or otherwise) subject to the terms and conditions of this Security Agreement, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due and to become due to it under or arising out of the Loan Documents, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises as fully as such Grantor itself could do; provided that the Collateral Agent shall not exercise any of such rights or take any of such actions except upon the occurrence and during the continuance of an Event of Default.

                  (3) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, including, without limitation, a UCC-1 financing statement, and any amendments thereto and continuations thereof, each of which may indicate that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor other than Excluded Assets, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the Granting Clause of this Agreement. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments prior to the date hereof.

                  (4) Each Grantor agrees that at any time and from time to time, at its sole cost and expense, upon the written request of the Collateral Agent, it will promptly and duly execute, deliver, file and record (as applicable) any and all such further agreements, certificates, instruments and documents as may be necessary or which the Collateral Agent may reasonably request in order to create, preserve, perfect (or better perfect), confirm or validate the security

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interests in the Collateral or to enable the Collateral Agent to obtain the full benefits of this Security Agreement and the other Security Documents or to enable the Collateral Agent lawfully to enforce any of its rights, powers, and remedies hereunder or thereunder with respect to any of the Collateral (provided that the Collateral Agent shall not exercise any of such remedies except upon the occurrence and during the continuance of an Event of Default), including, without limitation, to enable the Collateral Agent to comply at any time with the Assignment of Claims Act in respect of an assignment of the Pledged Receivable owing to the Company under the Air Mobility Command Agreement, it being acknowledged and agreed that the Collateral Agent is expressly authorized to unilaterally exercise or cause to be exercised any and all rights of a Secured Party hereunder or under applicable law, including the filing of UCC financing statements (or any amendment thereto) in respect of any of the Collateral. Without limiting the generality of the foregoing, except as otherwise provided in clause (5) of this Habendum Clause, each Grantor will: (i) at the written request of the Collateral Agent during the continuance of a Specified Default or Event of Default, mark conspicuously each document included in Pledged Inventory, each Chattel Paper included in Pledged Receivables, each Related Contract, and each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, Chattel Paper, Related Contract, or Collateral is subject to the security interest granted hereby; (ii) execute or authenticate
(to the extent required) and file, or authorize the filing of (to the extent authorization is required) such financing or continuation statements, or amendments thereto, and such other instruments or notices, as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of Deposit Accounts, Securities Accounts, Commodity Accounts, Investment Property, and at the written request of the Collateral Agent during the continuance of a Specified Default or Event of Default, Electronic Chattel Paper and Letter-of-Credit Rights, as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; (iv) take all action reasonably necessary to ensure that the Collateral Agent's security interest is noted on any Certificate of Title related to any Collateral evidenced by a Certificate of Title; (v) at the written request of the Collateral Agent, cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (vi) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest created by such Grantor in the Collateral under this Agreement has been taken.

                  (5) Anything herein to the contrary notwithstanding, unless requested by the Collateral Agent upon the occurrence and during the continuance of a Specified Default or Event of Default, the Grantors shall not be obligated to perfect the security interest of the Collateral Agent in any of the following Collateral: (i) any Deposit Account or Securities Account with respect to which the Grantors are not required to enter into a Control Agreement pursuant to Section 5.17 of the Loan Agreement; (ii) any Pledged Real Property which has a net book value of less than $200,000; and (iii) any Motor Vehicles other than a Motor Vehicle acquired after the date of this Agreement at a cost in excess of $200,000.

                  (6) It is hereby further agreed that any and all property described or referred to in the Granting Clause hereof which is hereafter acquired by the Grantors shall ipso facto, and without any other conveyance, assignment or act on the part of the Grantors or the Collateral Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

                  (7) Anything herein to the contrary notwithstanding, in no event shall the security interest granted under this Security Agreement attach to any (i) Excluded Assets or (ii) any right in any agreement (A) the grant of a security interest in which would violate the agreement under which such right arises if such Grantor has failed to obtain a waiver or other relief from such provision (except to the extent such provision would be rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), so long as such Grantor has used commercially reasonable efforts to obtain such waiver or other relief (without obligation to incur more than immaterial costs or expenses in connection with such commercially reasonable efforts) or (B) to the extent that the pledge or assignment of such agreement requires the consent of any third party, unless such third party has consented thereto (except to the extent such consent requirement would be rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), so long as such Grantor has used commercially reasonable efforts to obtain such consent (without obligation to incur more than immaterial costs or expenses in connection with such commercially reasonable efforts); provided, however, that such security interest shall attach immediately at such time as the relevant provision or requirement is no longer applicable and, to the extent such agreement is severable, shall attach immediately to any portion of such agreement that does not result in any of the consequences specified in (A) or (B) above.

                  IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  SECTION 1.01 DEFINITIONS.

                  (a) For all purposes of this Security Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                           (i) each of the "Company," "World LLC," and "Collateral Agent," or any other Person includes, without prejudice to the provisions of any Loan Documents, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

                           (ii) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

                           (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

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                           (iv)     the words "herein," "hereof" and "hereunder"
         and other words of similar import refer to this Security Agreement as a whole and not to any particular Article, Section or other subdivision;

                           (v) all references in this Security Agreement to Articles, Sections, Schedules and Exhibits refer to Articles, Sections, Schedules and Exhibits of this Security Agreement; and

                           (vi) all references in this Security Agreement to Schedules and Exhibits refer to such Schedules and Exhibits as such Schedules and Exhibits may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  (b) The terms "aircraft," "aircraft engine," "appliance" and "cargo" shall have the respective meanings ascribed thereto in Section 40102 of Chapter 401 of Title 49 of the United States Code and the term "engine" shall include an "aircraft engine" as defined therein.

                  (c) The term "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection of any security interest the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction. References herein to Article 9 of the UCC shall include such Article however numbered in any relevant jurisdiction.

                  (d) Unless the context otherwise requires, the terms "Account," "Certificate of Title," "Chattel Paper," "Commodity Account," "Commodity Contract," "Deposit Account," "Electronic Chattel Paper," "Equipment," "Fixtures," "General Intangibles," "Goods," "Health-Care Insurance Receivables," "Instruments," "Inventory," "Investment Property," "Letter-of-Credit Right," "Payment Intangibles," "Promissory Note," "Registered Organization," "Secured Party," "Securities Account," "Security Entitlement," "Software" and "Tangible Chattel Paper" shall have the respective meanings ascribed thereto in Article 9 of the UCC.

                  (e) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                  (f) For all purposes of this Security Agreement, the following capitalized terms have the following respective meanings:

                  "Acceptable Alternate Spare Engine" means an engine of at least the same value, utility and remaining useful life (except for maintenance cycle condition) as the Spare Engine it is replacing assuming such Spare Engine was of the value, utility and remaining useful life (except for maintenance cycle condition) required by the terms of this Security Agreement.

                  "Account Collateral" means the following property of the
Grantors:

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

                           (i) the Cash Collateral Account and all Deposit Accounts, Securities Accounts and Commodity Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), all interest, dividends, distributions, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and Instruments, if any, from time to time representing or evidencing such Accounts;

                           (ii) all certificates of deposit and other Instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                           (iii)    all interest, distributions, cash,
         Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral.

                  "Account Debtor" means a Person obligated to pay a Grantor in respect of a Pledged Receivable.

                  "Additional Insured" means each Lender, the Board, the Collateral Agent, the Agent, the Supplemental Guarantor, the Loan Administrator and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers and employees of each of the foregoing.

                  "Air Mobility Command Agreement" has the meaning assigned to such term in the Loan Agreement.

                  "Appliances" means an instrument, Equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used in operating or controlling aircraft in flight, including a parachute, communication equipment, and any other mechanism installed in or attached to aircraft during flight, and not part of an aircraft or engine.

                  "Bankruptcy Default" means any event or condition which is, or upon notice, lapse of time or both would, unless cured or waived, become, an Event of Default under clauses (f), (g), (p) or (q) of Section 7.1 of the Loan Agreement.

                  "Certificated Air Carrier" means a Person holding an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of Title 49 of the United States Code or any analogous successor provision of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

                  "CFC" means a "controlled foreign corporation" under Section 957 of the Internal Revenue Code.

                  "Citigroup Paper" has the meaning assigned thereto in Section 7.06(i).

                  "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

                  "Collateral" has the meaning assigned thereto in the Granting Clause hereof.

                  "Company" has the meaning assigned thereto in the preamble to this Agreement.

                  "Designated Locations" means (i) the locations in the United States designated from time to time by a Grantor at which it may keep Spare Parts (other than Spare parts kept in the Fly Away Kits), which initially shall be the locations set forth on part (a) of Schedule 2.01, and (ii) with respect to Spare Parts which are stored in the Fly Away Kits, (A) the aircraft identified on part (b) of Schedule 2.01 on which such Fly Away Kits may be kept from time to time (it being acknowledged that no claim is being made against any of such aircraft) and (B) the airports or other locations in the U.S. identified on part (b) of Schedule 2.01 at which such aircraft are generally located while not in actual flight; and in the case of each of (i) and (ii), the additional locations designated by a Grantor pursuant to Section 3.03(c) hereof.

                  "Disposition" has the meaning assigned thereto in Section
3.14.

                  "Equity Interests" means, with respect to any Person, all Capital Stock of such Person, all warrants, options or other rights for the purchase or acquisition from such Person of its Capital Stock, all securities convertible into or exchangeable for such Person's Capital Stock and all of the other ownership or profit interests in such Person.

                  "Event of Loss" means, with respect to any Collateral, any of the following events with respect to such property (as applicable): (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) the theft or disappearance of such property for the lesser of (A) a period in excess of sixty (60) consecutive days, (B) the period to the date when the Net Insurance Proceeds with respect to such property are paid to the Collateral Agent, or (C) the period to the date when a Grantor has confirmed to the Collateral Agent in writing that it cannot recover such property; (iv) the confiscation, condemnation or seizure of, or requisition of, title to such property by any Governmental Authority or purported Governmental Authority; (v) the confiscation, condemnation or seizure of, or requisition of, use of such property by any Governmental Authority or purported Governmental Authority, which shall have resulted in the loss of possession of such property by a Grantor for a period in excess of six months; and (vi) any other event which constitutes an Event of Loss hereunder.

                  "Excluded Assets" means (i) any of Borrower's or any of its Affiliate's interest in any Capital Lease or Operating Lease of Aircraft Related Equipment or in any deposits, reserves or other payments or proceeds thereunder, or in rights to payments, property or proceeds thereunder and (ii) the excluded deposit accounts identified on Schedule 2.09.

                  "Expendables" means those Spare Parts of a type normally used only once and thereby consumed or otherwise discarded, including all Parts which have a limited life and are not classified as fixed assets in accordance with GAAP.

                  "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Federal Aviation Act.

                  "Federal Aviation Act" means Subtitle VII of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such subtitle.

                  "Fly Away Kits" has the meaning assigned to such term in the Loan Agreement.

                  "Grantors" has the meaning assigned thereto in the preamble to this Agreement.

                  "Initial Pledged Debt" means all indebtedness for borrowed money owed to each Grantor and set forth opposite such Grantor's name on and as otherwise described in Schedule 2.07(b).

                  "Initial Pledged Equity" means the Equity Interests set forth opposite each Grantor's name on and as otherwise described in Schedule 2.07(a).

                  "Insurance Brokers" has the meaning assigned thereto in
Section 3.04(c).

                  "Insured Amount" for any Spare Engine or other item of Collateral as of any date of determination means an amount equal to its replacement value.

                  "Insurers" has the meaning assigned thereto in Section 3.04(a)(i).

                  "Intellectual Property Collateral" means the following property of the Grantors:

                           (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto;

                           (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

                           (iii) all copyrights, whether registered or unregistered, including, without limitation, copyrights in computer software, internet websites and the content thereof, whether registered or unregistered;

                           (iv)     all computer software, programs and
         databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all rights under contracts for maintenance and service, additional programming, hosting services, testing, improvements, error corrections, updates and new versions of any of the foregoing;

                           (v)      all confidential and proprietary
         information, including, without limitation, trade secrets, confidential and proprietary know-how, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

                           (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth on
         Schedule 2.08 hereto or in any IP Security Agreement, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

                           (vii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                           (viii) all agreements, permits, consents and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary ("IP Agreements"); and

                           (ix)     any and all claims for damages and
         injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

                  "IP Agreement" has the meaning assigned thereto in clause
(viii) of the definition of Intellectual Property Collateral.

                  "IP Security Agreement" means an intellectual property security agreement in the form of Exhibit B.

                  "IP Security Agreement Supplement" means a supplement to an IP Security Agreement in the form of Exhibit C attached hereto.

                  "Loss Payment Date" has the meaning assigned thereto in clause
(B)(1) of Section 4.01(a)(i).

                  "Manufacturer" means with respect to each Spare Engine and Spare Part, the manufacturer thereof, and its successors and assigns.

                  "Minimum Liability Insurance Amount" means $750,000,000.

                  "Mortgage and Security Agreement Supplement (Spare Engine)" means a supplement to this Security Agreement in the form of Exhibit A1.

                  "Mortgage and Security Agreement Supplement (Spare Parts)" means a supplement to this Security Agreement in the form of Exhibit A2.

                  "Motor Vehicle" means any vehicle whose ownership is governed by a Certificate of Title statute.

                  "Parts" means, with respect to any Spare Engine or any Spare Part, any and all parts, instruments, appurtenances, accessories and other Equipment of whatever nature (other than complete Spare Engines or engines) which may from time to time be incorporated or installed in or attached to such Spare Engine or such Spare Part.

                  "Payment Default" means any event or condition which is, or upon notice, lapse of time or both would, unless cured or waived, become, an Event of Default under Section 7.1(a) of the Loan Agreement.

                  "Permitted Lease" means a lease permitted under the terms of
Section 3.01(b)(i)(H).

                  "Permitted Lessee" means the lessee under a Permitted Lease.

                  "Permitted Liens" means (i) the Liens permitted under the definition of Permitted Encumbrances contained in the Loan Agreement, (ii) the Liens permitted under Section 6.1 of the Loan Agreement, and (iii) the Lien of this Agreement.

                  "Pledged Debt" has the meaning assigned thereto in clause (iv) of the definition of Security Collateral.

                  "Pledged Equipment" means all Equipment in all of its forms, including, without limitation, all machinery, tools, Motor Vehicles, vessels, passenger loading bridges, Fixtures, furniture, and all parts thereof and all accessions thereto and all Software related thereto (including, without limitation, Software that is embedded in and is part of the Equipment).

                  "Pledged Equity" has the meaning assigned thereto in clause
(iii) of the definition of Security Collateral.

                  "Pledged Inventory" means all Inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) Goods in which such Grantor has an interest en mass or a joint or other interest or right of any kind (including, without limitation, Goods in which such Grantor has an interest or right as consignee) and (iii) Goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all Software related thereto (including, without limitation, Software that is embedded in and is part of the Inventory).

                  "Pledged Real Property" means all of any Grantor's right, title and interest in real property other than leasehold interests in real property.

                  "Pledged Receivables" means all Accounts (including, without limitation, Health-Care Insurance Receivables), Chattel Paper (including, without limitation, Tangible Chattel Paper and Electronic Chattel Paper), Instruments (including, without limitation, Promissory Notes), Letter-of-Credit Rights, General Intangibles (including, without limitation, Payment Intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of Goods or the rendering of services and whether or not earned by performance, including, without limitation, all of the Company's rights to payment under the Air Mobility Command Agreement, in each case which is not Security Collateral, Account Collateral or Intellectual Property Collateral.

                  "Proceeds" has the meaning assigned to such term under Article 9 of the UCC and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee, by reason of loss or damage to or otherwise, payable to the Collateral Agent or to the Grantors from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Grantors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) Instruments delivered in respect of the Collateral, (iv) products of the Collateral, (v) any and all rights of the Grantors to receive moneys due and to become due from any Person under or pursuant to any contract or other agreement arising out of the Collateral, including, all rents, revenues, royalties, license fees, for the use, or otherwise arising out of the Collateral, (vi) all causes of action, claims (including tort and commercial tort claims) and warranties now or hereafter held by each Grantor arising out of any of the Collateral, and (vii) other amounts from time to time paid or payable on account of any of the Collateral.

                  "Purchase Agreements" means, collectively, with respect to each Spare Engine, the agreement between a Grantor and the applicable Manufacturer or other seller relating to the purchase by such Grantor of such Spare Engine as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to such Spare Engine and to such Manufacturer's warranty obligations (if applicable) with respect thereto.

                  "Records" has the meaning assigned thereto in paragraph (13) of the Granting Clause hereof.

                  "Related Contracts" means, with respect to any Pledged Receivable, all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to such Pledged Receivable, in each case which is not Security Collateral, Account Collateral or Intellectual Property Collateral.

                  "Replacement Engine" means any engine or engines substituted for a Spare Engine in accordance with Section 3.01(d) and Section 4.01(a) hereof.

                  "Rotables" means those Spare Parts that can be repeatedly overhauled and repaired.

                  "Security Agreement" or "Agreement" means this Mortgage and Security Agreement.

                  "Security Collateral" means the following property to the extent not Account Collateral:

                           (i)      the Initial Pledged Equity and the
         certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                           (ii)     the Initial Pledged Debt and the
         Instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                           (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; provided, however, that anything to the contrary contained herein notwithstanding, neither of the Grantors shall be required to pledge any Equity Interest in any Subsidiary that is a CFC or an Equity Interest in a U.S. corporation whose assets consist solely of the stock of one or more CFCs owned or otherwise held by such Grantor which, when aggregated with all of the other shares of stock in such Subsidiary pledged by the other Grantor, would result in more than 66% of the shares of stock in such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) being pledged to the Collateral Agent, under this Agreement (although all of the shares of stock in such Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) shall be pledged by each of the Grantors that owns or otherwise holds any such non-voting foreign stock therein; provided, further, that if as a result of any change in U.S. tax laws after the date of this Agreement the pledge by such Grantor of any additional shares of stock in any such Subsidiary to the Collateral Agent would not result in income inclusion under Section 951 or 956 of the Internal Revenue Code with respect to the Company and its Subsidiaries, then, promptly after the change in such laws, all such additional shares of stock shall be so pledged under this Agreement;

                           (iv) all additional indebtedness for borrowed money from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the Instruments, if any, evidencing such indebtedness, and all interest, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                           (v) all other Investment Property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) Security Entitlements and (C) Commodity Contracts) in which such Grantor now has, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or Instruments, if any, representing or evidencing such Investment Property, and all dividends, distributions, return of capital, interest, distributions, value, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Investment Property and all subscription warrants, rights or options issued thereon or with respect thereto.

                  "Similar Carriers" has the meaning assigned thereto in Section 3.04(a)(i).

                  "Spare Engine" means (i) each of the engines listed by Manufacturer's serial number on Schedule 1.01 hereto and on any Mortgage and Security Agreement Supplement (Spare Engine) executed and delivered from time to time hereunder, and whether or not either initially or from time to time installed on any airframe; (ii) any Replacement Engine which may from time to time be substituted for any of such Spare Engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom, unless the Lien of the Security Documents shall not apply to such Parts in accordance with Section 3.02.

                  "Spare Part" means an accessory, appurtenance, Appliance, instrument or part, of whatever nature (including, without limitation, passenger convenience equipment), relating to an aircraft (except an engine), engine (except a propeller), or Appliance that is to be installed at a later time on an aircraft, engine or Appliance; provided, however, that the Lien of this Security Agreement shall not attach to any Spare Parts so long as such Spare Parts are incorporated in, installed on or attached or appurtenant to an aircraft or engine. Spare Parts shall include Expendables and Rotables.

                  "Specified Default" means a Payment Default or a Bankruptcy Default.

                  "Tracking System" means the Grantors' Ultramain system for tracking the Grantors' inventory of Spare Parts, and any and all improvements, upgrades, substitutes or replacement systems.

                  "Trademark" has the meaning assigned thereto in clause (ii) of the definition of Intellectual Property Collateral.

                  "United States" or "U.S." means the United States of America.

                  "United States Government" means the federal government of the United States or any instrumentality or agency thereof.

                  "Warranty Bills of Sale" means, collectively, each full warranty bill of sale delivered to a Grantor from the applicable Manufacturer (or other seller) in respect of each Spare Engine.

                  "Wet Lease" means any arrangement whereby a Grantor (or any Permitted Lessee) agrees to furnish an aircraft on which a Spare Engine is installed to a third party pursuant to which such aircraft (i) remains in the operational control of the Grantors (or such Permitted Lessee) and (ii) is maintained, insured and otherwise used and operated in accordance with the provisions hereof.

                  "World LLC" has the meaning assigned thereto in the preamble to this Agreement.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE GRANTORS

                  Each Grantor hereby represents and warrants as follows (as applicable):

                  SECTION 2.01 CERTIFICATED AIR CARRIER; MAINTENANCE AND LOCATION OF SPARE PARTS; SECTION 1110.

                  (a) The Company is a Certificated Air Carrier, and the Spare Parts which are subject to this Security Agreement are maintained by it or by World LLC on its behalf. The Designated Locations identified on part (a) of
Schedule 2.01 hereto or otherwise identified on a Mortgage and Security Agreement Supplement (Spare Parts) are the only locations at which Spare Parts are maintained by the Company or by World LLC on its behalf, other than Spare Parts in the Fly Away Kits or in transit to or from Designated Locations. The Designated Locations identified on part (b) of Schedule 2.01 hereto or otherwise identified on a Mortgage and Security Agreement Supplement (Spare Parts) are (i) the only aircraft on which Fly Away Kits are kept from time to time and (ii) the only airports or other locations in the U.S. at which such aircraft are generally located while not in actual flight.

                  (b) The Collateral Agent shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to a Grantor's Spare Parts and Spare Engines pledged hereunder, in each case to the extent first placed into service after October 22, 1994, in the event of a case under Chapter 11 of the Bankruptcy Code in which such Grantor is a debtor.

                  SECTION 2.02 TITLE TO COLLATERAL; FINANCING STATEMENTS. Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Liens, other than Permitted Liens. Such Grantor has full power, authority and legal right to assign and pledge all of the Collateral pledged by it hereunder. Except as set forth on Schedule 2.03, as of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction intended to provide notice of a Lien) covering or purporting to cover any interest of any kind in the Collateral (other than Pledged Real Property) of such Grantor which would be effective to perfect or record a Lien on such Collateral, other than financing statements that relate to
(x) transactions for which all secured obligations have been paid in full or are being paid in full on the Closing Date, and there is no commitment on the part of any

Person to advance funds or perform any obligation that would be secured by the collateral described in such financing statements or (y) Permitted Liens.

                  SECTION 2.03 LOCATION OF GRANTORS; UCC INFORMATION. Such Grantor's name, (sufficient to provide the name of such Grantor as a debtor under Section 9-503(a) of the UCC), federal employer identification number and state organizational identification number are correctly set forth on Schedule
2.03 hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) in Delaware and has its chief executive office at the address and in the state set forth on Schedule 2.03 hereto. Delaware is the only jurisdiction in which such Grantor is a Registered Organization. As of the date hereof, the information set forth on Schedule 2.03 hereto with respect to such Grantor is true and accurate in all respects. Except as disclosed on Schedule 2.03, as of the date hereof no Grantor has previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number during the five (5) years preceding the execution of this Agreement from those set forth in herein or on Schedule 2.03.

                  SECTION 2.04 PERFECTED FIRST PRIORITY LIENS. Other than with respect to Pledged Real Property, upon (i) the filing of this Agreement with the FAA in accordance with the Federal Aviation Act and the rules and regulations thereunder in respect of the Spare Engines and Spare Parts, (ii) the filing of the UCC-1 financing statement in the appropriate filing office naming such Grantor as debtor and the Collateral Agent as secured party in respect of the Collateral, (iii) the recording of the IP Security Agreement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable U.S. Governmental Authority with respect to the Intellectual Property Collateral of such Grantor, and (iv) effecting other filings/recordings required to be made and expressly contemplated hereunder (including, without limitation, in respect of any Motor Vehicle, endorsing on the Certificate of Title therefor the Lien of the Collateral Agent thereon), all filings, registrations and recordings necessary to create, preserve, protect and perfect the security interest granted by such Grantor to the Collateral Agent hereby in respect of the Collateral of such Grantor will have been accomplished, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral of such Grantor will constitute a first priority perfected security interest therein (and with respect to perfection, to the extent that (A) perfection of the security interest in respect of such Collateral is required hereunder and (B) a security interest in such Collateral may be perfected by filing, registration or recording), prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens.

                  SECTION 2.05 CONSENTS. Except as set forth on Schedule 2.05 and except with respect to Pledged Real Property, no consent of any other party (including, without limitation, stockholders or creditors of such Grantor) other than consents that have been obtained, and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Liens created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (x) for the pledge by such Grantor of its Collateral pursuant to this Agreement or for its execution, delivery or performance of this Agreement or (y) for the exercise by the Collateral Agent of the rights and remedies provided in this Agreement in respect of the Collateral.

                  SECTION 2.06 POSSESSION OF PLEDGED EQUIPMENT. Such Grantor has exclusive possession and control of the Pledged Equipment of such Grantor, which Pledged Equipment is located only at the locations identified on Schedule 2.06 hereto or in transit between such locations. In the case of Pledged Equipment located on leased premises, leased aircraft or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Pledged Equipment is located has (i) to the best knowledge of any Responsible Officer, issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Pledged Equipment, (ii) to the best knowledge of any Responsible Officer, issued any document for any of such Grantor's Pledged Equipment and (iii) to the best knowledge of any Responsible Officer, received notification of any Secured Party's interest (other than the security interest granted hereunder) in such Grantor's Pledged Equipment.

                  SECTION 2.07 PLEDGED EQUITY AND PLEDGED DEBT.

                  (a) The Pledged Equity of any Subsidiary of such Grantor which is pledged by such Grantor hereunder, including, without limitation, the Pledged Equity listed on Schedule 2.07(a), has been duly authorized and validly issued and is fully paid and non-assessable. If any Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. To the best knowledge of such Grantor, the Pledged Debt pledged by such Grantor hereunder which has an outstanding principal amount on the date hereof in excess of $50,000 has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more Promissory Notes and is not in default.

                  (b) The Initial Pledged Equity constitutes all of the Equity Interests of any Person owned by such Grantor as of the Closing Date (other than Equity Interests not required to be pledged hereunder on the Closing Date pursuant to the terms hereof). The Initial Pledged Debt constitutes all of the outstanding indebtedness for borrowed money owed to each Grantor by the issuers thereof (other than indebtedness for borrowed money owed to a Grantor and not required to be pledged hereunder on the Closing Date pursuant to the terms hereof) and, as of the Closing Date, is outstanding in the principal amount indicated on Schedule 2.07(b) hereto.

                  (c) With respect to the Initial Pledged Equity in which such Grantor has any right, title or interest and which is represented by a certificate or Instrument, such Grantor has delivered such Instruments or certificates to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed Instruments of transfer or assignment in blank.

                  (d) With respect to the Initial Pledged Equity in which such Grantor has any right, title or interest and which constitutes an uncertificated security (other than an uncertificated security which (x) is not an Equity Interest in a Subsidiary of such Grantor and (y) has a fair market value, together with all uncertificated securities of such issuer held by such Grantor, of less than $50,000), such Grantor has caused the issuer thereof either (A) to register the Collateral Agent as the registered owner of such security or (B) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor.

                  (e) With respect to any Initial Pledged Debt in which such Grantor has any right, title or interest and which is represented by an Instrument (other than an Instrument representing Pledged Debt (x) issued by a Person other than a Subsidiary of such Grantor and (y) which has a value, together with all other Instruments representing Pledged Debt issued by the same issuer and held by such Grantor, of less than $50,000), such Grantor has delivered such Instrument to the Collateral Agent accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

                  (f) (i) Upon the filing of the UCC-1 financing statement in the appropriate filing office naming such Grantor as debtor and the Collateral Agent as secured party in respect of the Collateral and (ii) the taking of the actions described in subsections (c), (d) and (e) of this Section 2.07, as applicable, the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Initial Pledged Equity and the Initial Pledged Debt will constitute a first priority perfected security interest therein (to the extent perfection is required hereunder), prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens.

                  SECTION 2.08 INTELLECTUAL PROPERTY. Schedule 2.08 sets forth all material Intellectual Property Collateral of such Grantor which is the subject of a registration or application for registration with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable U.S. Governmental Authority. With respect to each material IP Agreement included in the Collateral: (i) such IP Agreement is valid and binding and in full force and effect with respect to such Grantor; (ii) to the extent that Section 9-408 of the UCC is applicable thereto or such IP Agreement permits the assignment of such Grantor's rights thereunder, such IP Agreement will not cease to be valid and binding and in full force and effect with respect to such Grantor on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (iii) neither Grantor has received any notice of termination, cancellation or received any notice of a breach or default under such IP Agreement; (iv) except as set forth on Schedule 2.08, neither Grantor has granted to any other third party any rights under such IP Agreement; and (v) neither such Grantor nor, to the best knowledge of such Grantor, any other party to such IP Agreement, is in breach or default thereof in any material respect, and, to the best knowledge of such Grantor, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

                  SECTION 2.09 DEPOSIT AND SECURITIES ACCOUNTS. Schedule 2.09 lists all of the Deposit Accounts and Securities Accounts maintained by such Grantor on the date hereof. Other than the excluded deposit accounts identified on Schedule 2.09, each such Deposit Account or Securities Account is maintained with a financial institution which has entered into a Control Agreement with such Grantor and the Collateral Agent relating to such Deposit Account or Securities Account, as the case may be, other than a Deposit Account or Securities Account not required to be subject to a Control Agreement pursuant to
Section 5.17 of the Loan Agreement.

                                    ARTICLE 3

                            COVENANTS OF THE COMPANY

                  Each Grantor covenants and agrees as follows:

                  SECTION 3.01 MAINTENANCE AND OPERATION; POSSESSION; INSIGNIA.

                  (a)      Maintenance and Operation of Spare Engines.

                           (i) Such Grantor, at its own cost and expense, shall: (A) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) each Spare Engine and each of the material Spare Parts (x) so as to keep the Spare Engines in an airworthy condition and suitable for installation and operation on the aircraft in the Company's fleet in accordance with any applicable maintenance program and in compliance with all applicable airworthiness directives; and (y) so as to maintain in or return the Spare Parts to good working order and condition and shall perform all maintenance thereon necessary for that purpose and in accordance with the requirements of each of the Manufacturer's manuals and mandatory service bulletins, excluding Spare Engines or Spare Parts that have become worn out or obsolete or unfit for use and are not reasonably repairable; and (B) maintain or cause to be maintained all Records, logs and other materials required by the FAA or any other applicable regulatory agency or body to be maintained in respect of each Spare Engine and each of the Spare Parts.

                           (ii) Such Grantor will not (or permit any Permitted Lessee to) maintain, use, store, service, repair, overhaul or operate any Spare Engine in violation of any (A) law, rule, regulation, treaty, order or certificate of any government or Governmental Authority (domestic or foreign) having jurisdiction, (B) airworthiness certificate or (C) license or registration relating to such Spare Engine issued by any such authority. In the event that any such law, rule, regulation, treaty, order, certificate, license or registration requires alteration of any Spare Engine, such Grantor will, at its sole cost and expense, conform thereto or obtain conformance therewith other than to the extent that such Grantor has determined in good faith that such Spare Engine is obsolete or not reasonably repairable. Notwithstanding the foregoing, such Grantor or any Permitted Lessee may contest in good faith the validity or application of any such law, rule, regulation, treaty, order, certificate, license or registration in any reasonable manner which does not materially adversely affect the Collateral Agent, the Board or any Lender, or any of their respective legal and economic interests in or to any of the Spare Engines, including the Lien of the Security Documents. In every case, operation, use, storage, maintenance, servicing, repair or overhaul of each Spare Engine is subject to compliance by such Grantor with the provisions of
         Section 3.04. If the indemnities or insurance from the United States Government specified in Section 3.04(f), or some combination thereof in amounts equal to amounts required by Section 3.04, have not been obtained (unless indemnities or insurance in amounts so required are available in the commercial aviation insurance market and are obtained), such Grantor will not operate or locate any Spare Engine in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 3.04; provided, however, that the failure of any

         Grantor to comply with the provisions of this Section 3.01(a)(ii) shall not give rise to an Event of Default where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or act of terrorism and such Grantor is taking all reasonable steps to remedy such failure as soon as practicable.

                  (b)      Possession of Spare Engines.

                           (i) Such Grantor will not, without the prior written consent of the Collateral Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of any Spare Engine or install or permit any Spare Engine to be installed on any airframe; provided, however, that so long as (x) no Specified Default or Event of Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation and
         (y) such action shall not deprive the Collateral Agent of the first priority perfected Lien of the Security Documents on any Spare Engine, such Grantor or any Permitted Lessee (except with respect to clause
         (H)) may, without the prior written consent of Collateral Agent:

                                    (A)      subject any Spare Engine to normal
                  pooling or similar arrangements, in each case customary in the airline industry and entered into by such Grantor in the ordinary course of its business; provided, that (1) no such arrangement contemplates or requires the transfer of title to any Spare Engine and (2) if such Grantor's title to any Spare Engine shall be divested under any such arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Spare Engine, and such Grantor shall comply with Section 4.01 hereof in respect thereof;

                                    (B)      deliver possession of any Spare
                  Engine to the Manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on such Spare Engine or any part thereof or for alterations or modifications in or additions to such Spare Engine to the extent required or permitted by the terms hereof;

                                    (C)      install a Spare Engine on an
                  airframe registered in the United States owned by a Grantor, so long as such airframe is free and clear of all Liens other than (1) Permitted Liens and those which apply only to the engines (other than Spare Engines), Appliances, parts, instruments, appurtenances, accessories, furnishings and other Equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (2) the rights of third parties under interchange agreements customary in the airline industry and entered into by such Grantor in the ordinary course of its business, provided that such Grantor's title to such Spare Engine shall not be divested as a result thereof and (3) mortgage Liens or other security interests, provided, that (as regards this clause (3)), such mortgage Liens or other security interests effectively provide that such Spare Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                                    (D)      install a Spare Engine on an
                  airframe registered in the United States leased to a Grantor (or a Permitted Lessee) or purchased by such Grantor (or a Permitted Lessee) subject to a conditional sale or other security agreement, so long as (1) such airframe is free and clear of all Liens, other than (x) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (y) Liens of the type permitted by clause (C) of this Section 3.01(b)(i) and (2) such lease, conditional sale or other security agreement effectively provides that such Spare Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                                    (E)      install a Spare Engine on an
                  airframe registered in the United States owned by a Grantor (or a Permitted Lessee), leased to such Grantor or purchased by such Grantor subject to a conditional sale or other security agreement under circumstances where neither clause
                  (C) nor clause (D) of this Section 3.01(b)(i) is applicable, provided that any divestiture of title to such Spare Engine resulting from such installation shall be deemed an Event of Loss with respect to such Spare Engine, and such Grantor shall comply with Section 4.01(a) hereof in respect thereof, the Collateral Agent not intending hereby to waive any right or interest it may have to or in such Spare Engine under applicable law until compliance by such Grantor with such
                  Section 4.01(a);

                                    (F)      transfer (or permit any Permitted
                  Lessee to transfer) possession of any Spare Engine to the United States Government or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program so long as such Grantor shall notify the Collateral Agent (1) prior to or contemporaneously with transferring possession of any such Spare Engine to the United States Government or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and (2) of the name and the address of the Contracting Office Representative for the Air Mobility Command to whom notice must be given pursuant to Section 5.01(b) hereof;

                                    (G)      transfer possession of any Spare
                  Engine to the United States Government or any instrumentality or agency thereof pursuant to a lease, contract or other instrument, a copy of which shall be provided to the Collateral Agent; or

                                    (H)      enter into a lease of any Spare
                  Engine with (1) a Certificated Air Carrier, (2) any airline domiciled and principally located in a country listed on
                  Schedule 3.01 hereto, or (3) any other Person approved in writing by the Collateral Agent; provided that (I) no such lease shall be permitted to a lessee that is subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into, (II) in the case of a lease under subclause (2) or (3) above, on the date of such lease or any renewal or extension thereof, the United States and the country in which such lessee is domiciled and principally located maintain normal diplomatic relations (which for purposes of this clause
                  (H) shall include Taiwan),

                  (III) in the case only of a lease to any Person under subclause (3) above, the Collateral Agent receives at the time of such lease an opinion of counsel (in form and from counsel reasonably satisfactory to the Collateral Agent) to the effect that (w) the terms of the proposed lease will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally that are of a nature accepted by financiers) enforceable in accordance with its terms against the proposed lessee in the country in which the proposed lessee is principally based, (x) there exist no possessory rights in favor of the lessee under such lease under the laws of such lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by such Grantor and assuming at such time such lessee is not insolvent or bankrupt, prevent the return or repossession of such Spare Engine in accordance with the lease and when permitted by the terms of Article 5 upon the exercise by the Collateral Agent of its remedies pursuant to such Article, (y) the laws of such lessee's country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Spare Engine in the event of the requisition by such government of such use, and (z) the laws of such lessee's country of domicile would give recognition to such Grantor's title to the Spare Engine, to the registration of the Spare Engine (if such country maintains a registry for engines) in the name of such Grantor (or the proposed lessee, as "lessee", as appropriate), and to the Lien of the Security Documents, (IV) if the lessee under such lease is a governmental entity, such lessee has waived all rights of sovereign immunity, and (V) if the lessee is a Certificated Air Carrier, such Grantor will be entitled as lessor to the benefits of Section 1110 of the Bankruptcy Code with respect to such Spare Engine in connection with a proceeding under Chapter 11 of the Bankruptcy Code in which the lessee is the debtor.

                           (ii) The rights of any transferee (other than a transferee where the transfer is of a Spare Engine which is to be an Event of Loss) shall be (and the assignment or other transfer document under which such transfer is governed shall explicitly provide that) during the period of such possession, subject and subordinate to, all the terms of the Security Documents, including, without limitation, the covenants contained in this Article 3, including the inspection rights contained in Section 3.05 and the Collateral Agent's right to repossess such Spare Engine. No pooling agreement, Permitted Lease or other relinquishment of possession of any Spare Engine shall in any way discharge or diminish such Grantor's obligations to the Collateral Agent under the Security Documents or constitute a waiver of the Collateral Agent's rights or remedies hereunder or thereunder.

                           (iii) In connection with any Permitted Lease, all necessary action shall be taken by such Grantor at its expense which is required to continue the Collateral Agent's security interest in the applicable Spare Engine, and such Permitted Lease and all other necessary documents shall be duly filed, registered or recorded in such public offices as may be required to fully preserve the priority of the security interest of the Collateral Agent in such Spare Engine. Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 3.01. The Collateral Agent acknowledges that any consolidation or merger of such Grantor or conveyance, transfer or lease of all or substantially all of such Grantor's assets, in each case as permitted by the Loan Documents, shall not be prohibited by this Section 3.01. No Permitted Lease entered into pursuant to this Section 3.01(b) shall permit any subleasing of the Spare Engines without the prior written consent of the Grantor and the Collateral Agent.

                           (iv) Any Permitted Lease having a term in excess of one (1) year shall be assigned by such Grantor to the Collateral Agent as additional Collateral hereunder; provided that, except upon the occurrence and during the continuance of a Specified Default or Event of Default, (A) such Grantor shall be entitled to retain the rental payments made to such Grantor under such Permitted Lease, and
         (B) the rights of such Grantor as lessor under any Permitted Lease shall not vest (to the exclusion of such Grantor) in the Collateral Agent. Upon the occurrence of a default under such Permitted Lease, such Grantor and the Collateral Agent shall have the right, acting separately or together, to enforce the terms of such Permitted Lease; provided, however, that upon the occurrence and during the continuance of a Specified Default or Event of Default, the Collateral Agent shall have the exclusive right to enforce the terms of such Permitted Lease. In the event of the expiration or termination of the Permitted Lease, at such Grantor's request, the Collateral Agent shall release its interest in such Permitted Lease.

                  (c) Insignia. Within ninety (90) days after (x) the Closing Date (with respect to Spare Engines covered by the Lien of the Security Documents as of the Closing Date), and (y) the date on which any Mortgage and Security Agreement Supplement (Spare Engine) is delivered (with respect to such additional Collateral), and so long as any Spare Engines are subject to the Lien of the Security Documents, such Grantor agrees to affix and maintain (or cause to be affixed and maintained) on each Spare Engine a nameplate bearing the inscription:

                           THIS ENGINE IS MORTGAGED TO
                                 CITIBANK, N.A.,
                               AS COLLATERAL AGENT

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor collateral agent, in each case as permitted under the Loan Documents). Except as above provided, such Grantor will not allow the name of any Person other than the Grantors to be placed on any Spare Engine as a designation that might be interpreted as a claim of ownership or of any rights therein.

                  (d) Substitution of Spare Engines. Such Grantor may at any time, at its sole cost and expense, replace any Spare Engine subjected to the Lien hereof by causing one or more Acceptable Alternate Spare Engines to be substituted for such Spare Engine hereunder in accordance with the provisions of
Section 4.01(a) hereof to the same extent as if an Event of Loss had occurred with respect to such Spare Engine.

                  SECTION 3.02 REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

                  (a) Replacement of Parts. Such Grantor, at its own cost and expense, will promptly replace or cause to be replaced all Parts of each Spare Engine that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 3.02(c). All replacement parts shall be owned by such Grantor free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 3.02(b) hereof and replacement parts temporarily installed on an emergency basis) and shall be in good operating condition, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from any Spare Engine shall remain the property of such Grantor and subject to the Lien of the Security Documents, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to any Spare Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 3.02(b) hereof and except any replacement part temporarily installed on an emergency basis), (i) such replacement part shall become the property of such Grantor and subject to the Lien of the Security Documents and be deemed a Part for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to such Spare Engine and (ii) the replaced Part shall be free and clear of all rights of the Collateral Agent and shall no longer be deemed a Part hereunder.

                  (b) Pooling of Parts. Any Part removed from any Spare Engine as provided in Section 3.02(a) hereof may be subjected by such Grantor to a pooling arrangement of the type which is permitted by clause (iii) of Section 3.03(b) hereof; provided, that the part replacing such removed Part shall be incorporated or installed in or attached to such Spare Engine in accordance with
Section 3.02(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to a Spare Engine in accordance with such Section may be owned by any third party subject to a pooling arrangement, provided, that such Grantor (or any Permitted Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement part to become subject to the Lien of the Security Documents, free and clear of all Liens other than Permitted Liens or
(ii) replaces such replacement part with a further replacement part owned by such Grantor (or any Permitted Lessee) which shall become the property of such Grantor and subject to the Lien of the Security Documents, free and clear of all Liens other than Permitted Liens.

                  (c) Alterations, Modifications and Additions. Such Grantor, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Spare Engines as may be required to be made from time to time so as to comply with any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which any aircraft may then be registered; provided, however, that such Grantor (or any Permitted Lessee) may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Collateral Agent, the Board or any Lender or any of their respective legal and economic interests in or to such Spare Engine, or subject any such Person to risk of any material civil or any criminal penalties or involve any material risk of loss or forfeiture of title to such Spare Engine. In addition, such Grantor (or any Permitted Lessee), at its own expense, may from time to time make such alterations and modifications in and additions to any Spare Engine as such Grantor (or any Permitted Lessee) may deem desirable in the proper conduct of its business, including removal of Parts which such Grantor (or any Permitted Lessee) deem to be obsolete or no longer suitable or appropriate for use on such Spare Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition, after giving effect to the installation of Additional Parts (as defined below), impairs the condition or airworthiness of such Spare Engine, or materially diminishes the value or utility of such Spare Engine below the condition, airworthiness, value or utility thereof immediately prior to such alteration, modification, removal or addition assuming such Spare Engine was then in the condition required to be maintained by the terms of this Security Agreement. In addition, the value (but not the utility, condition or airworthiness) of any Spare Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed so long as the aggregate fair market value of all Obsolete Parts which shall have been removed and not replaced shall not exceed 1.5% of the then Appraised Value of such Spare Engine (as shown in the most recent Appraisal Report delivered on or prior to such date) unless such Spare Engine has become worn out, obsolete or unfit for use and not easily repairable as provided in Section 3.01(a)(i) above. All Parts incorporated or installed in or attached or added to a Spare Engine as the result of such alteration, modification or addition (except those parts which are excluded from the definition of Parts or which may be removed by such Grantor pursuant to the next sentence) (the "Additional Parts") shall, without further act, become subject to the Lien of the Security Documents. Notwithstanding the foregoing sentence, such Grantor may, at its own expense, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to any Spare Engine at the time of delivery thereof hereunder or any part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to any Spare Engine pursuant to the first sentence of this paragraph (c) and (iii) can be removed from such Spare Engine without diminishing the condition, airworthiness, value or utility of such Spare Engine which such Spare Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed to be subject to the Lien of the Security Documents or part of the Spare Engine from which it was removed.

                  SECTION 3.03 USE, POSSESSION AND DESIGNATED LOCATIONS OF SPARE PARTS AND PLEDGED EQUIPMENT; COLLATERAL ACCESS AGREEMENT.

                  (a) Such Grantor shall have the right, at any time and from time to time at its own cost and expense, without the necessity of obtaining any release from or consent by the Collateral Agent, to deal with the Spare Parts and the Pledged Equipment in any manner consistent with such Grantor's ordinary course of business, including without limitation any of the following:

                           (i)      with respect to the Spare Parts, to
         incorporate in, install on or attach or make appurtenant to any aircraft, engine or Appliance leased to or owned by such Grantor (whether or not subject to any Lien) any Spare Part, free from the Lien of the Security Documents;

                           (ii) with respect to the Spare Parts or the Pledged Equipment, to dismantle any Spare Part or Pledged Equipment that has become worn out or obsolete or unfit for use, and to sell or dispose of any such Spare Part or Pledged Equipment or any salvage resulting from such dismantling, free from the Lien of the Security Documents; and

                           (iii) with respect to the Spare Parts, (A) to transfer any or all of the Spare Parts located at one or more Designated Locations to one or more other Designated Locations and (B) to refurbish, maintain and replace Spare Parts in the Fly Away Kits.

                  (b) Without the prior consent of the Collateral Agent, such Grantor will not sell, lease, transfer or relinquish possession of any Spare Part or any Pledged Equipment to any Person (other than the other Grantor), except as permitted by the provisions of this Section 3.03 and except that such Grantor shall have the right in the ordinary course of business, (i) to transfer possession of any Spare Part or any Pledged Equipment to the Manufacturer thereof or any service provider for testing, overhaul, repairs, maintenance, alterations or modifications purposes, (ii) to sell any of the same in the ordinary course of business or when determined to be obsolete or unrepairable or (iii) to subject any Spare Part to an interchange or pooling, exchange, borrowing or maintenance servicing arrangement customary in the airline industry and entered into in the ordinary course of business. So long as no Specified Default or Event of Default shall have occurred and be continuing, and subject to such Grantor's obligations under Section 4.01 hereof and Section 2.6(c) of the Loan Agreement, such Grantor shall be entitled to retain all payments received by it in respect of any warranty, indemnity or similar agreement relating to Spare Parts, Pledged Equipment and Spare Engines and deal with the counterparties to such agreements with respect to its rights thereunder in such manner as the Grantors deem appropriate.

                  (c) Such Grantor shall maintain and keep the Spare Parts at one or more of the Designated Locations, except as otherwise permitted under this Section 3.03 (it being understood and agreed that Spare Parts maintained in a Fly Away Kit shall be deemed to be located at a Designated Location so long as
(x) the aircraft upon which such Fly Away Kit is kept and (y) the airport or other locations in the U.S. at which such aircraft when in the U.S. is generally located while not in actual flight are identified as Designated Locations on
Schedule 2.01 hereto. If any material Spare Part (other than a Spare Part in a Fly Away Kit aboard an aircraft outside the U.S.), at any time and for any reason, is stored at any location other than a Designated Location, such Grantor will promptly furnish to the Collateral Agent the following:

                           (i) a Mortgage and Security Agreement Supplement (Spare Parts) duly executed by such Grantor identifying each location (and aircraft, as applicable) that is to become a Designated Location and specifically subjecting the Spare Parts at such location to the Lien of the Security Documents;

                           (ii) other than with respect to Spare Parts maintained in a Fly Away Kit, a legal opinion from counsel (which opinion and counsel (which may be in-house counsel to such Grantor) shall be reasonably satisfactory to the Collateral Agent), dated the date of execution of said Mortgage and Security Agreement Supplement (Spare Parts), stating that said Mortgage and Security Agreement Supplement (Spare Parts) has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (A) no other filing or recording is required in any other place within the United States in order to perfect the Lien of the Security Documents on the Spare Parts (or spare parts) held at the Designated Locations specified in such Mortgage and Security Agreement Supplement (Spare Parts) under the laws of the United States, or (B) if any such filing or recording shall be required that said filing has been accomplished in such other manner and places, which shall be specified in such legal opinion, as are necessary to perfect the Lien of the Security Documents; and

                           (iii) an Officer's Certificate stating that in the opinion of the officer executing the Officers' Certificate, all conditions precedent provided for in this Security Agreement relating to the subjection of such property to the Lien of the Security Documents have been complied with.

                  (d) Such Grantor shall, on an ongoing basis, effect any filings or recordings (or amend or continue any existing filings or recordings) which are necessary or desirable to perfect the security interest of the Collateral Agent in the Spare Parts and the Pledged Equipment which are being subjected to the Lien hereof in accordance with this Section 3.03 and shall promptly deliver copies of any such filings or recordings to the Collateral Agent.

                  (e) In the event that any Pledged Inventory, Pledged Equipment or Spare Parts are located in a warehouse or on real property leased by such Grantor and have an aggregate Appraised Value, together with all other Pledged Inventory, Pledged Equipment or Spare Parts at such location, of more than $1,000,000, such Grantor will, to the extent required under the Loan Agreement, use its reasonable commercial efforts to ensure that such warehouse or leased property is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, for the benefit of the Collateral Agent, and that such Collateral is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises.

                  SECTION 3.04 INSURANCE.

                  (a)      Public Liability and Property Damage Insurance.

                           (i)      Except as provided in clause (ii) of this
         Section 3.04(a), such Grantor will carry or cause to be carried with respect to each Spare Engine at its expense (A) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, and property damage liability and product liability) insurance (exclusive of Manufacturer's product liability insurance) of a type and in an amount comparable to the type and amounts of comprehensive airline liability insurance from time to time carried by similarly situated U.S. Air Carriers owning and operating similar aircraft and engines ("Similar Carriers"), which is maintained in effect with insurers of internationally recognized reputation and reasonably believed to be financially sound ("Insurers") and (B) war risk, hijacking and allied perils liability insurance of a scope and in an amount then being carried by Similar Carriers, which may be effected by combining insurance available in commercial insurance markets with coverage of the type described in Section 3.04(f) (it being agreed that such Grantor's obligations under this clause (IV) shall be subject in any event and at all times to whether such coverage is available on commercially reasonable terms through a combination of commercial insurance coverage and coverage of the type described in Section 3.04(f)).

                           (ii) During any period that a Spare Engine is on the ground and not in operation, such Grantor may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (i) above, insurance by Insurers otherwise conforming with the provisions of clause (i) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by such Grantor of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Similar Carriers of the same type as such non-operating property and which is on the ground and not in operation.

                           (iii) Such Grantor will carry or cause to be carried at all times, (x) with respect to the Spare Parts, comprehensive airline liability insurance, including, without limitation, property damage liability insurance and (y) with respect to the Pledged Equipment, comprehensive property damage liability insurance, in each case, which is (A) of amount and scope as may be customarily maintained by Similar Carriers for property similar to the Spare Parts and Pledged Equipment and (B) maintained in effect with Insurers.

                  (b) Insurance Against Loss or Damage to a Spare Engine, etc. Such Grantor shall maintain or cause to be maintained in effect, at its (or a Permitted Lessee's) expense, with insurers of nationally recognized reputation and reasonably believed to be financially sound, "all-risk" insurance coverage of Spare Engines (while such Spare Engines are either installed on any airframe or not installed on an airframe) and "all-risk" insurance coverage of Spare Parts and Pledged Equipment, in each case in such forms as are customarily maintained with respect to similar property owned or operated by Similar Carriers and in an amount of coverage not less than the Insured Amount therefor. In addition, such Grantor shall maintain with Insurers in respect of the Spare Engines war risk and allied perils insurance of a scope carried by Similar Carriers in an amount equal to the amount of "all-risk" coverage therefor, unless and to the extent that Section 3.04(a)(ii) shall apply (it being agreed that such Grantor obligations under this sentence shall be subject in any event and at all times to whether such coverage is available on commercially reasonable terms through a combination of commercial insurance coverage with Insurers and coverage of the type described in Section 3.04(f)). All losses will be adjusted by such Grantor (giving due regard to the interest of the Collateral Agent) with the insurers; provided, however, that during a period when any Specified Default or Event of Default shall have occurred and be continuing, such Grantor shall not agree to any such adjustment without the prior written consent of the Collateral Agent. As between the Collateral Agent and such Grantor, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be applied in accordance with Section 4.01.

                  (c) Reports, Certificates, etc. Such Grantor will furnish, or cause to be furnished, to the Collateral Agent on or before the Closing Date, and each annual renewal of the applicable insurances, (i) a report, signed by a recognized independent firm of insurance brokers reasonably acceptable to the Collateral Agent which brokers may be regularly retained by such Grantor (the "Insurance Brokers"), describing in reasonable detail the property and liability insurance then carried and maintained with respect to the Collateral and stating the opinion of such firm that (A) such insurance complies with the terms hereof, (B) all premiums in connection with such insurance then due have been paid and (C) such insurance together with any self-insurance permitted hereby provides coverages against risks that are customarily insured against by Similar Carriers and that such coverages are in substantially similar forms, are of such types and have limits as are customarily carried by Similar Carriers; and (ii) a certificate of insurance evidencing the due compliance with the terms of this Section 3.04 relating to insurance with respect to the Collateral. To the extent that the insurance obligations of this Section 3.04 are satisfied in part with the coverage described in Section 3.04(f), the Insurance Broker's report and certificate need not certify such coverage but may instead refer to the FAA Certificate of Insurance (which the Insurance Broker shall attach to its report). Such Grantor will cause such Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any act or omission on the part of such Grantor of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the applicable Collateral and to advise the Collateral Agent in writing at least thirty (30) days (twenty (20) days in the case of lapse for nonpayment of premiums and seven (7) days in the case of war risk and allied perils coverage) prior to the cancellation (but not expiration), lapse for non-payment of premium or material adverse change of any insurance maintained pursuant to this Section 3.04; provided that if the war risk notice period specified above is not reasonably obtainable, such Grantor will cause the Insurance Broker to provide for as long a period of prior notice as shall then be reasonably obtainable. In the event that such Grantor shall fail to maintain or cause to be maintained insurance as herein provided, the Collateral Agent may, at its sole option, but shall be under no duty to, procure such insurance on behalf of such Grantor (and shall give notice to such Grantor of such event) and, in such event, such Grantor shall, upon demand, reimburse the Collateral Agent for the cost thereof to the Collateral Agent, together with interest on such cost at the interest rate determined in accordance with Section 2.7(e) of the Loan Agreement from the date of such payment by the Collateral Agent to the date of reimbursement without waiver of any other rights the Collateral Agent may have; provided, however, that no exercise by the Collateral Agent of said option shall affect the provisions of this Security Agreement or the other Loan Documents, including the provisions that failure by such Grantor to maintain the prescribed insurance shall constitute an Event of Default. Upon receipt of any notices or reports, the Collateral Agent shall as promptly as practicable forward copies of the same to the Agent, the Loan Administrator, the Board and each of the Lenders. The Collateral Agent shall have no responsibility for independently verifying the accuracy or completeness of any information contained in any report or certificate provided by the Insurance Brokers.

                  (d) Self-Insurance. Such Grantor (but no Permitted Lessee) may self-insure the risks required to be insured against pursuant to this Section 3.04 under a program applicable to all aircraft and engines (whether owned or leased) in such Grantor's fleet, but in no case shall the aggregate amount of such self-insurance in regard to
Section 3.04(a) and Section 3.04(b) hereof for any calendar year, with respect to all of the aircraft and engines (whether owned or leased) in such Grantor's fleet, exceed $500,000. In addition to the foregoing right to self-insure, such Grantor may self-insure the risks required to be insured against pursuant to this Section 3.04 in an amount equal to any applicable minimum per occurrence (or, if applicable, annual (or other) period) deductible imposed by its property or liability Insurer, which are commensurate with the standard deductibles in the aircraft insurance industry.

                  (e) Additional Insurance by such Grantor. Such Grantor may at its own expense carry insurance with respect to its interest in the Spare Engines and Spare Parts in amounts in excess of that required to be maintained by this Section 3.04; provided, however, that such insurance does not prevent such Grantor from carrying the insurance required or permitted by this Section
3.04 or adversely affect such insurance or the cost thereof; and provided, further, that the proceeds of such insurance shall be subject to Section 2.6(c) of the Loan Agreement.

                  (f) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 3.04 requiring insurance, the Collateral Agent agrees to accept, in lieu of insurance required by the terms of this Section 3.04, indemnification from, or insurance provided by, the United States Government, against such risk in an amount which, when added to the amount of insurance against such risk maintained by such Grantor shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.04 (taking into account self-insurance permitted by Section 3.04(d) hereof). Any such indemnification or insurance provided by the United States Government shall provide substantially similar protection as the insurance required by this Section 3.04 (other than Section 3.04(g) to the extent that any of the provisions of such section are generally unavailable from the United States Government). Such Grantor shall furnish to the Collateral Agent a copy of any FAA Certificate of Insurance (if such certificates are then being furnished by the FAA), and at the request of the Collateral Agent, an Officer's Certificate confirming in reasonable detail the amount and scope of such indemnification or insurance and certifying that such indemnification or insurance complies with the terms of this Section 3.04(f).

                  (g) Terms of Insurance Policies. Any insurance policies covering Collateral (and any policies taken out in substitution or replacement for any such policies) (i) shall name the Additional Insureds as additional insureds, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) shall name the Collateral Agent as sole loss payee in respect of any casualty insurance maintained with respect to Collateral; provided, so long as the Insurers shall not have received notice of a Specified Default or an Event of Default, in respect of any casualty occurrence the insurance proceeds of which are less than $1,000,000, such insurance proceeds shall be paid directly to such Grantor, (iii) may provide for self-insurance to the extent permitted in Section 3.04(d) hereof, (iv) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty (30) days (twenty (20) days in the case of lapse for non-payment of premiums and seven (7) days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if the war risk notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (v) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of such Grantor or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by such Grantor or by any other Person,
(vi) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (vii) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured, (viii) shall waive any right of the insurers to set-off, recoupment or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (ix) shall waive any right of the insurers to subrogation against any Additional Insured, and (x) shall provide for a 50/50 claims settlement per AVS 103 or its equivalent, except that if coverage required under this Section 3.04 is then being provided under
Section 3.04(f), such claims settlement shall be made pursuant to provisions then generally in effect with respect to commercial aviation insurance.

                  (h) Application of Payments During Existence of a Specified Default or an Event of Default. Any amount referred to in this Section
3.04 which is payable to or retainable by such Grantor (or any Permitted Lessee) shall not be paid to or retained by such Grantor (or any Permitted Lessee) if at the time of such payment or retention a Specified Default or an Event of Default shall have occurred and be continuing, but shall, so long as such Specified Default or an Event of Default is continuing, be held by or paid over to the Collateral Agent and, at the direction of the Board (or if the Board Guarantee is no longer in effect, the Requisite Lenders), subject to applicable law, be applied against the obligations of such Grantor under the Loan Documents. At such time as there shall not be continuing any such Specified Default or Event of Default, such amount shall be paid to such Grantor to the extent not previously applied in accordance with the preceding sentence. Prior to remitting any such funds to such Grantor, the Collateral Agent shall be authorized to request and receive an Officer's Certificate from the Company certifying that no Specified Default or Event of Default has occurred and is continuing.

                  (i)      Obligations under Loan Agreement. Nothing in this
Section 3.04 shall be construed as limiting the Company's obligations under
Section 5.4(b) of the Loan Agreement to maintain insurance coverages in accordance with the terms thereof, including, without limitation, to maintain insurance with respect to other Collateral not specifically identified in subsections (a) and (b) of this Section 3.04.

                  SECTION 3.05 INSPECTION.

                  (a) Subject to subsection (b), at reasonable times but not more often than twice in any twelve (12) month period, and upon at least ten
(10) days prior written notice to such Grantor (provided, however, that if an Event of Default shall have occurred and be continuing, any such inspection shall be at reasonable times without any limit on the number of times and upon at least one (1) Business Day's prior written notice to and at the expense of such Grantor), the Collateral Agent or the Board or their respective authorized representatives may inspect the Collateral, inspect and make copies of the books and records of such Grantor relating to the Collateral, including books and records required to be maintained by the FAA or other applicable regulatory agency or body, and access the Tracking System (with assistance from such Grantor's personnel and at such Grantor's risk and expense). Any inspection of Spare Engines or Spare Parts shall be subject to such Grantor's safety and security rules applicable at the location of such Collateral. So long as no Default or Event of Default shall have occurred and be continuing, no exercise of such inspection right shall be unduly disruptive to the business of such Grantor. Neither the Collateral Agent nor the Board shall have any duty to make any such inspection and shall incur no liability or obligation by reason of not making any such inspection.

                  (b) Such Grantor shall at all times properly maintain the Tracking System and its perpetual inventory procedures for the Spare Engines and Spare Parts that provide a continuous internal audit of the Spare Engines and Spare Parts. Notwithstanding subsection (a), at any time during normal business hours and upon reasonable notice to such Grantor but not more than quarterly (provided, however, that if an Event of Default shall have occurred and be continuing any such inspection shall be at reasonable times without any limit on the number of times and upon at least one (1) Business Day's prior written notice to and at the expense of such Grantor), the Collateral Agent shall be entitled to inspect the Tracking System to ensure such Grantor's compliance with the terms hereof. Such inspection right shall not be exercised in a manner which is unduly disruptive to the normal operation or maintenance of the Tracking System or the normal business operations of such Grantor.

                  SECTION 3.06 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon thirty (30) days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents in recordable form (and with all required signatures thereon) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization (or take any other action to become a Registered Organization in any other jurisdiction) or the location of its chief executive office; or (ii) change its name.

                  SECTION 3.07 PLEDGED RECEIVABLES.

                  (a) Except with respect to intercompany Pledged Receivables among the Grantors, such Grantors will not, without the Collateral Agent's prior written consent, grant any extension of the time of payment under or in respect of any of the Pledged Receivables or Related Contracts of such Grantor, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, other than any of the foregoing with respect to Pledged Receivables consisting of Accounts which are done in the ordinary course of business and trade or other customary discounts granted in the ordinary course of business of such Grantor.

                  (b) Such Grantor shall keep full and accurate books and records relating to the Pledged Receivables, including, without limitation, a current and complete list of all Account Debtors, along with their respective names, addresses, telephone numbers, account or other identification numbers and the balance and aging of their respective Pledged Receivables, copies of which list the such Grantor shall deliver to the Collateral Agent promptly after the end of each fiscal quarter of such Grantor and as soon as practicable following the Collateral Agent's request therefor, and (ii) stamp or otherwise mark or code such books and records in such manner as may be required to perfect the security interest in such Collateral or at the request of the Collateral Agent in order to reflect the security interests granted by this Security Agreement.

                  (c) Such Grantor shall use commercially reasonable efforts to cause to be collected from its Account Debtors, as and when due, all amounts owing under or on account of the Pledged Receivables (including, without limitation, a Pledged Receivable which is delinquent, which shall be collected in accordance with lawful collection procedures to the extent commercially reasonable) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of the Pledged Receivable.

                  (d) Upon the occurrence and during the continuance of an Event of Default and upon the request of the Collateral Agent, such Grantor shall promptly (i) notify the Account Debtors in respect of the Pledged Receivables that the Pledged Receivables have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee (it being understood and agreed that the foregoing shall not limit the rights of the Collateral Agent upon the occurrence and during the continuance of an Event of Default to so notify the Account Debtors without giving prior notice to or making a demand upon such Grantor including, without limitation, any notices required to be given under the Assignment of Claims Act) and (ii) transfer to the Collateral Agent or its designee all funds received by it from or on behalf of the Account Debtors in respect of the Pledged Receivables (it being acknowledged and agreed that such Grantor shall be deemed to be holding all such funds as trustee for the Collateral Agent and, as such, shall not commingle such funds with other funds of such Grantor).

                  SECTION 3.08 PLEDGED EQUIPMENT. Subject to Section 3.03, such Grantor shall maintain and keep the Pledged Equipment in good working order and repair, ordinary wear and tear and loss due to casualty excepted, and shall not use such Collateral in violation of law or any policy of insurance thereon. Except upon prior written notice to the Collateral Agent and delivery to the Collateral Agent of a written supplement to Schedule 2.06 showing any additional locations at which Pledged Equipment shall be kept, such Grantor shall not transfer Pledged Equipment to any locations other than the locations listed on
Schedule 2.06. Upon the acquisition after the date hereof by such Grantor of any additional or replacement Pledged Equipment covered by a Certificate of Title or ownership, such Grantor shall cause the Collateral Agent to be listed as the lienholder on such Certificate of Title and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, other than to the extent perfection thereof is not required under clause (3) of the Habendum Clause, and within thirty (30) days of the acquisition thereof deliver evidence of the same to the Collateral Agent.

                  SECTION 3.09 DELIVERY AND CONTROL OF PLEDGED EQUITY AND PLEDGED DEBT.

                  (a) Each Grantor shall promptly give written notice to the Collateral Agent upon the Grantor's acquisition of any right, title or interest in any Pledged Equity which is represented by a certificate or Instrument, and, upon the written request of the Collateral Agent, such Grantor shall promptly deliver such Instruments or certificates to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any Pledged Equity in which any Grantor acquires any right, title or interest and which constitutes an uncertificated security, such Grantor will use commercially reasonable efforts promptly after the acquisition thereof to cause the issuer thereof either (A) to register the Collateral Agent as the registered owner of such security or (B) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent; provided, however, that such Grantor shall not be required to comply with the terms of this subsection (b) so long as (x) such uncertificated security is not an Equity Interest in a Subsidiary of such Grantor and (y) the fair market value of such uncertificated security together with all uncertificated securities of such issuer held by such Grantor, is less than $50,000.

                  (c) Such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Equity of such Grantor, except upon the occurrence and during the continuation of a Specified Default or an Event of Default, in which event, all cash dividends paid in respect of the Pledged Equity of such Grantor shall be held by or paid over to the Collateral Agent and, at the direction of the Board (or if the Board Guarantee is no longer in effect, the Requisite Lenders), subject to applicable law, be applied against the obligations of such Grantor under the Loan Documents.

                  (d) Such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Equity of such Grantor, except upon the occurrence and during the continuation of a Specified Default or an Event of Default, in which event, the Collateral Agent shall have the sole right to exercise all voting, consent and corporate rights with respect to the Pledged Equity of such Grantor.

                  (e) Each Grantor shall promptly give written notice to the Collateral Agent upon the Grantor's acquisition of any right, title or interest in any Pledged Debt which is represented by an Instrument, and, upon the written request of the Collateral Agent, such Grantor will promptly deliver such Instruments to the Collateral Agent accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided, however, that such Grantor shall not be required to comply with the terms of this subsection (e) with respect to an Instrument representing Pledged Debt (x) issued by a Person other than a Subsidiary of such Grantor and (y) which has a value, together with all other Instruments representing Pledged Debt issued by the same issuer and held by such Grantor, of less than $50,000.

                  SECTION 3.10 NOTICES. Such Grantor will advise the Collateral Agent in reasonable detail promptly after it obtains knowledge of any Lien asserted against any material portion of the Collateral pledged by such Grantor (other than Permitted Liens).

                  SECTION 3.11 INTELLECTUAL PROPERTY COLLATERAL.

                  (a) With respect to each item of such Grantor's Intellectual Property Collateral that is material to its business, such Grantor agrees to take, at its expense, all necessary action in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable U.S. Governmental Authority, and such other actions reasonably requested in writing by the Collateral Agent, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other applicable U.S. Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and, to the extent that there is, in the Grantor's reasonable judgment, a reasonable probability of success, the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Such Grantor shall not, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral that is material to such Grantor's business, or abandon any right to file an application for patent, trademark, or copyright in any Intellectual Property Collateral that is material to the Grantor's business, unless such Grantor shall have determined prior to such cessation of use or abandonment that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

                  (b) Such Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any material item of the Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or, unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Intellectual Property Collateral.

                  (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral that is material to such Grantor's business is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and seeking an injunction against such infringement or misappropriation, unless such Grantor shall have determined that such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the infringement or misappropriation thereof would not be reasonably likely to have a Material Adverse Effect.

                  (d) Each Grantor shall use proper statutory notice (where necessary) in connection with its use of each material item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain except to the extent that it is commercially reasonable to do so.

                  (e) Each Grantor shall take all reasonable steps which it or the Collateral Agent deems appropriate under the circumstances to preserve and protect each material item of its Intellectual Property Collateral, including, without limitation, maintaining a level of quality with respect to any and all products or services offered or sold in connection with any of the material Trademarks, consistent with the level of quality existing on the date hereof, and take all steps necessary to ensure that all licensed users of any of the material Trademarks use such consistent standards of quality.

                  (f) Each Grantor agrees that should it obtain an ownership interest (or in the case of trademarks, begin use of a trademark) after the date hereof in any intellectual property (which it does not own or use on the date hereof) of the type which is similar to the Intellectual Property Collateral (for purposes of this subsection, "After-Acquired Intellectual Property") the provisions of this Agreement shall automatically apply to such After-Acquired Intellectual Property and such After-Acquired Intellectual Property shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. At the end of each calendar quarter, each Grantor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property acquired during such quarter (if any) that is material to its business and the subject of an application or registration in the U.S. Patent and Trademark Office or the U.S. Copyright Office, and such Grantor shall, at the request of the Collateral Agent, execute and deliver to the Collateral Agent, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property which shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable Governmental Authorities in the United States (if any) necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

                  SECTION 3.12 LIENS. Such Grantor will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Collateral, except Permitted Liens. Such Grantor shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien (other than a Permitted Liens) arising at any time.

                  SECTION 3.13 FINANCING STATEMENTS. Such Grantor shall not execute, file or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction intended to provide notice of a Lien) relating to the Collateral of such Grantor, except financing statements filed or to be filed in respect of and covering Permitted Liens and termination statements in respect of Liens of third parties or as provided by law upon termination of this Agreement.

                  SECTION 3.14 DISPOSITION OF COLLATERAL. Such Grantor shall not sell, lease, transfer, assign, convey or otherwise dispose of its Collateral (for purposes of this subsection, a "Disposition"), except: (i) Dispositions permitted by Section 3.01, Section 3.02 and Section 3.03 hereof; (ii) abandonment of Intellectual Property Collateral pursuant to Section 3.11(a) hereof; (iii) licensing and sublicensing of Intellectual Property Collateral consistent with such Grantor's past practices in the ordinary course of business; (iv) Dispositions of unused, obsolete or worn out property in the ordinary course of business of such Grantor, (v) Dispositions or consumption of Inventory in the ordinary course of business of such Grantor; (vi) other Dispositions effected under and pursuant to Section 6.10 of the Loan Agreement and with respect to which the Grantor complies with Section 2.6(b) thereof, as applicable; (vii) Dispositions of property by such Grantor to any other Grantor (so long as such Disposition shall not deprive the Collateral Agent of its security interest in such Collateral); and (viii) Dispositions permitted by Sections 6.6 or 6.9 of the Loan Agreement.

                  SECTION 3.15 FURTHER ASSURANCES. Such Grantor agrees that it will notify the Collateral Agent in writing of, and upon the written request of the Collateral Agent promptly correct, any defect or error that may be discovered in any document delivered in connection with the Security Documents to which it is a party or in the execution, acknowledgment or recordation thereof.

                  SECTION 3.16 PERFORMANCE. The Company shall perform and observe all of its agreements, covenants and obligations in the Loan Agreement and the Notes (subject to the notice and cure provisions set forth therein), all of which are hereby incorporated by reference herein.

                                    ARTICLE 4

                                  EVENT OF LOSS

                  SECTION 4.01 EVENT OF LOSS; APPLICATION OF PAYMENTS AND PROCEEDS.

                  (a)      Event of Loss with Respect to a Spare Engine.

                           (i) Upon the occurrence of an Event of Loss with respect to any Spare Engine of a Grantor, such Grantor shall:

                                    (A)      forthwith (and in any event, within
                  five (5) Business Days after such occurrence) give the Collateral Agent written notice of such Event of Loss; and

                                    (B)      not later than the earlier of (x)
                  60 days after the occurrence of such Event of Loss or (y) the fifth (5th) Business Day following notification to such Grantor of receipt by the loss payee of the insurance proceeds with respect to such Event of Loss, give the Collateral Agent written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in subclause (1) below):

                                             (1)      Not later than the earlier
                           of (x) the Business Day next succeeding the ninetieth
                           (90th) day following the occurrence of such Event of Loss or (y) the first Interest Payment Date that is at least three (3)

                           Business Days after receipt by the loss payee of the insurance proceeds with respect to such Event of Loss (but not earlier than the first Business Day next succeeding the thirtieth (30th) day following the occurrence of such Event of Loss) (the applicable day being the "Loss Payment Date"), such Grantor shall, to the extent not paid to the Collateral Agent as insurance proceeds, pay or cause to be paid to the Collateral Agent the proceeds of insurance in respect of such Event of Loss. Upon receipt of such insurance proceeds from such Grantor or the relevant insurance provider, the Collateral Agent shall apply such insurance proceeds on behalf of such Grantor as a prepayment of the Loan in accordance with Section 2.6(c) of the Loan Agreement (without regard to whether the aggregate amount of all Net Insurance Proceeds and Net Condemnation Proceeds received by the Company or any of its Subsidiaries in such Fiscal Year, including the insurance proceeds received in respect of such Event of Loss, exceeds the threshold amount set forth in the first sentence of such
                           Section 2.6(c)). If such insurance proceeds are less than the Insured Amount, such Grantor shall pay or cause to be paid to the Collateral Agent the difference between the Insured Amount and the amount of such proceeds (which payment shall also be applied on behalf of such Grantor as a prepayment of the Loan in accordance with Section 2.6(c) of the Loan Agreement); or

                                             (2)      Not later than the
                           Business Day next succeeding the ninetieth (90th) day following the occurrence of such Event of Loss, such Grantor shall substitute one or more Acceptable Alternate Spare Engines, free and clear of all Liens (other than Permitted Liens) and cause such Acceptable Alternate Spare Engines to be subjected to the Lien of the Security Documents, provided that if
                           (x) a Specified Default or Event of Default shall have occurred and be continuing as of such election date or (y) such Grantor shall have elected to make a substitution under this clause (2) and shall fail for any reason to make such substitution in accordance with the terms hereof, then such Grantor shall make the payments required by clause (1) above on (I) the date of such election or the date such substitution was required to have been made in accordance with the terms hereof, as applicable, so long as the Grantor has received Insurance Proceeds or Condemnation Proceeds in respect of such Event of Loss prior to such day, or (II) if the Grantor has not yet received Insurance Proceeds or Condemnation Proceeds with respect to such Event of Loss prior to such day, the second (2nd) Business Day after receipt of such Insurance Proceeds or Condemnation Proceeds.

                           (ii) At such time as such Grantor shall have complied fully with the provisions of clause (1) above, the Collateral Agent shall release from the Lien of the Security Documents such Spare Engine by executing and delivering to such Grantor all documents and instruments, prepared at such Grantor's sole cost and expense, as such Grantor may reasonably request to evidence such release.

                           (iii)    A Grantor's right to substitute any
         Replacement Engine as provided in clause (B)(2) of Section 4.01(a)(i) shall be subject to the fulfillment (which may be simultaneous with such replacement), at such Grantor's sole cost and expense, of the following conditions precedent:

                                    (A)      on the date when any Replacement
                  Engine is subjected to the Lien of the Security Documents (such date being referred to in this Section 4.01 as the "Replacement Closing Date"), the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered by such Grantor to the Collateral Agent:

        `                                    (I)      a Mortgage and Security
                           Agreement Supplement (Spare Engine) covering such Replacement Engine, which shall have been duly filed for recordation pursuant to the Federal Aviation Act; and

                                             (II)     UCC financing statements
                           covering such Replacement Engine, which are then being or shall have been duly filed for recordation in such places as shall be required;

                                    (B)      each Replacement Engine shall be an
                  Acceptable Alternate Spare Engine, and the Collateral Agent shall have received an Appraisal Report from an Appraiser of such Replacement Engine (together with any other Replacement Engines that are replacing a Spare Engine), dated within ten
                  (10) Business Days of the Replacement Closing Date, evidencing that such Replacement Engine is of at least the same value as the replaced Spare Engine at the time of replacement (assuming the replaced Spare Engine was in the condition and state of repair required by this Security Agreement);

                                    (C)      the Collateral Agent shall have
                  received satisfactory evidence as to the compliance with
                  Section 3.04 with respect to such Replacement Engine;

                                    (D)      the Collateral Agent, at the
                  expense of such Grantor, shall have received (acting directly or by authorization to its special counsel) (I) an opinion of counsel to such Grantor (which opinion and counsel (which may be in- house counsel of such Grantor) shall be reasonably satisfactory to the Collateral Agent), addressed to the Collateral Agent, to the effect that each Replacement Engine has been made subject to the Lien of the Security Documents, that all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and perfection (other than to the extent perfection is addressed in the opinion of FAA counsel and to the extent the same existed immediately prior to the occurrence of such Event of Loss, assuming such Grantor was in compliance with all relevant terms hereof) of the security interests in such Spare Engine and title thereto created by this Security Agreement and that, except as may have been effected by a change in law, the protections afforded to the Collateral Agent by Section 1110 of the Bankruptcy Code will not be less than such protections immediately prior to the occurrence of such Event of Loss (assuming such Grantor was in compliance with all relevant terms hereof) and (II) an opinion of qualified FAA counsel or counsel in any jurisdiction outside the United States where the Replacement Engine and/or the aircraft of which such Replacement Engine is a part is required to be registered in accordance with applicable law (which opinion and counsel shall be reasonably satisfactory to the Collateral Agent), addressed to the Collateral Agent, stating, in the case of FAA counsel, that the Mortgage and Security Agreement Supplement (Spare Engine), and all other documents or instruments, the recordation of which is necessary to perfect and protect the rights of the Collateral Agent in each such Replacement Engine have been duly recorded and that each such Replacement Engine is free and clear of any liens, security interests and encumbrances of record with the FAA, in the case of counsel in a jurisdiction outside the U.S., that all action necessary has been taken in such jurisdiction for such purposes;

                                    (E)      the representations contained in
                  Section 2.02 and Section 2.04 hereof with respect to such Replacement Engine shall be true and correct; and

                                    (F)      the Collateral Agent shall have
                  received an Officer's Certificate of such Grantor stating that all conditions precedent provided for in this Section 4.01(a) relating to such replacement have been complied with and representing that any such Replacement Engine is an Acceptable Alternate Spare Engine and authorizing the Collateral Agent to rely on such Officer's Certificate.

                           (iv) Upon satisfaction of all conditions to such substitution, (x) the Collateral Agent shall execute and deliver to such Grantor such documents and instruments, prepared by such Grantor at such Grantor's sole cost and expense, as such Grantor shall reasonably request to evidence the release of each such replaced Spare Engine from the Lien of the Security Documents, (y) the Collateral Agent shall assign to such Grantor all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) subject to Section 2.6(c) of the Loan Agreement (to the extent that less than 100% of the insurance proceeds received in respect of the Event of Loss giving rise to such replacement were used to acquire such Replacement Engine), such Grantor shall receive all insurance proceeds and other proceeds in respect of any Event of Loss giving rise to such replacement. For all purposes hereof, each such Replacement Engine so substituted shall be deemed to be subjected to the Lien of the Security Documents and shall be deemed a Spare Engine as defined herein.

                  (b) Event of Loss with Respect to Other Collateral. As between the Grantors and the Collateral Agent, all insurance proceeds received in respect of any Collateral other than Spare Engines, whether as a result of the occurrence of an Event of Loss, or property damage or loss not constituting an Event of Loss, will be applied in accordance with the provisions of Section 2.6(c) of the Loan Agreement.

                  (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for elsewhere in this Section 4.01) received at any time by the Collateral Agent or by the Grantors from any Governmental Authority or other Person with respect to an Event of Loss, other than a requisition for use by the United States Government or other government of registry of an aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied in accordance with Section 2.6(c) of the Loan Agreement.

                  (d) Requisition for Use of a Spare Engine by the United States Government or the Government of Registry of an Aircraft. In the event of the requisition for use of a Spare Engine by the United States Government or any other government of registry of the applicable aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (e)), any payments received by Collateral Agent or the Grantors from such government with respect to such requisition shall be paid over to, or retained by the Grantors.

                  (e) Application of Payments During Existence of Specified Defaults and Events of Default. Any amount referred to in this Section 4.01 which is payable to or retainable by the Grantors (or any Permitted Lessee) shall not be paid to or retained by the Grantors (or any Permitted Lessee) if at the time of such payment or retention a Specified Default or any Event of Default shall have occurred and be continuing, but shall be held by or paid over to Collateral Agent and, at the direction of the Board (or if the Board Guarantee is no longer in effect, the Requisite Lenders), subject to applicable law, be applied against the obligations of the Grantors under the Loan Documents. At such time as there shall not be continuing any such Specified Default or Event of Default, such amount shall be paid to the Grantors to the extent not previously applied in accordance with the preceding sentence. Prior to remitting any such funds to the Grantors, the Collateral Agent shall be authorized to request and receive an Officer's Certificate from the Company certifying that no Specified Default or Event of Default has occurred and is continuing.

                                    ARTICLE 5

                                    REMEDIES

                  SECTION 5.01 REMEDIES AVAILABLE TO COLLATERAL AGENT.

                  (a) After an Event of Default shall have occurred and so long as such Event of Default shall be continuing, then and in every such case the Collateral Agent, as holder of a security interest in the Collateral may, as and when required pursuant to the provisions of Section 7.2 of the Loan Agreement, exercise, any or all of the rights and powers and pursue any and all of the remedies accorded to a Secured Party under the UCC and under any other applicable law, may recover judgment in its own name as Collateral Agent against the Collateral and may take possession of all or any part of the Collateral and may exclude the Grantors and all Persons claiming under any of them wholly or partly therefrom. Any proceeds received or realized by the Collateral Agent at any time pursuant to the exercise of remedies hereunder shall be promptly transferred by the Collateral Agent to the account of the Agent specified in
Section 2.9(a) of the

Loan Agreement for application in accordance with the priority of payments set forth in Section 2.9(e) of the Loan Agreement.

                  (b) For the purpose of enforcing any and all rights and remedies under this Security Agreement, after an Event of Default shall have occurred and so long as such Event of Default shall be continuing, each Grantor agrees that: (i) upon the written demand of the Collateral Agent and at such Grantor's expense, such Grantor shall give the Collateral Agent immediate access to the Tracking System (together with personnel necessary to operate the Tracking System) and promptly deliver to the Collateral Agent or its designee possession of any Collateral as the Collateral Agent may so demand in the manner and condition required by, and otherwise in accordance with all the provisions of, this Security Agreement, or the Collateral Agent at its option may enter upon the premises where all or any part of the Collateral is located and take immediate possession of and remove the same by summary proceedings or otherwise (and at the Collateral Agent's option, store the same at such Grantor's premises until disposal thereof by the Collateral Agent), all without liability accruing to the Collateral Agent (other than that caused by the Collateral Agent's willful misconduct or gross negligence as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction) for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise; and (ii) such Grantor shall, at the request of the Collateral Agent, promptly execute and deliver to the Collateral Agent such instruments or other documents as may be necessary or advisable to enable the Collateral Agent or an agent or representative designated by the Collateral Agent, at such time or times and place or places as the Collateral Agent may specify, to obtain possession of all or any part of the Collateral the possession of which the Collateral Agent shall at the time be entitled to hereunder; provided, that during any period any aircraft on which a Spare Engine is installed is activated under the Civil Reserve Air Fleet Program in accordance with the provisions of Section 3.01(b)(i)(F) hereof and in the possession of the United States Government or an instrumentality or agency thereof, the Collateral Agent shall not, on account of any Event of Default, be entitled to exercise any of its rights under this
Section 5.01 against the Collateral in such manner as to limit such Grantor's control of the associated aircraft, unless at least sixty (60) days' (or such greater or lesser period as may then be applicable under the Air Mobility Command program) prior written notice of Default hereunder shall have been given by the Collateral Agent to the Company with a copy addressed to the Contracting Office Representative for the Air Mobility Command under the contract with the Company relating to such aircraft.

                  (c) So long as an Event of Default shall have occurred and be continuing, the Collateral Agent may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Grantors at least 20 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, or interest therein, at public auction or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Collateral Agent may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) and time designated in the notice above referred to.

                  (d) Any such sale may be adjourned from time to time by announcement at the time and place appointed for such sale, or for any such adjourned sale, without further notice, and the Collateral Agent or any Lender may bid and become the purchaser at any such sale and each Lender shall be entitled at any public auction sale to credit against any purchase price bid at such public auction sale by such Lender all or any part of any unpaid obligations owing to such Lender secured by the Lien of the Security Documents.

                  (e) If an Event of Default has occurred and is continuing, the Collateral Agent shall also be entitled to pursue all or any part of the Collateral wherever it may be found and may enter any of the premises of the Grantors or any other Person wherever the Collateral may be or be supposed to be and search for the Collateral and take possession of any item of the Collateral pursuant to this Section 5.01(e). The Collateral Agent may, from time to time, at the expense of the Grantors, make all such expenditures for the collection, maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Collateral Agent shall have the right to collect, maintain, use, insure, operate, store, lease, control or manage the Collateral, and to carry on business and exercise all rights and powers of the Grantors relating to the Collateral as the Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the collection, maintenance, use, insurance, operation, storage, leasing, control or management of the Collateral or any part thereof. The Collateral Agent shall be entitled to collect, sue for and receive directly all monies due or to become due, tolls, rents, issues, profits, products, revenues or other income pursuant to this
Section 5.01(e). In accordance with the terms of this Section 5.01(e), such monies due or to become due, tolls, rents, issues, profits, products, revenues and other income shall be applied to pay the expenses of collecting, using, operating, storing, leasing, controlling or managing the Collateral, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantors), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Security Agreement, including this Section 5.01(e), as well as just and reasonable compensation for the services of the Collateral Agent, and of all persons properly engaged and employed by the Collateral Agent.

                  (f) Subject to Section 5.01(c), the Collateral Agent may proceed to protect and enforce this Security Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Security Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

                  (g) Each and every right, power and remedy herein given to the Collateral Agent specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantors or to be an acquiescence therein.

                  (h) Upon and during the continuance of an Event of Default, the Collateral Agent shall be entitled to undertake an acceptance of all or a part of the Collateral in satisfaction of all or a specified part of the Obligations pursuant to and in accordance with the provisions of Sections 9-620 and 9-621 of the UCC and the Grantors' rights thereunder, none of which are waived herein notwithstanding the terms of Section 5.03, and, if pursuant to such sections and after such Event of Default any of the Grantors consent to such acceptance, then such Grantor shall execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the FAA or any other Governmental Authority having jurisdiction over the Collateral subject to such conveyance) as shall be reasonably required to effectuate the transfer of such Collateral, together with the certificates, if any, representing the same and any other rights of such Grantor with respect thereto, to the Collateral Agent or any designee or designees selected by the Collateral Agent.

                  SECTION 5.02 EXPENSES. The Grantors agree that they will promptly pay (but in no event later than five (5) Business Days after request therefor) to the Collateral Agent:

                  (a) the amount of any taxes (other than income taxes or other taxes measured by net income or net profits) payable by reason of the Collateral Agent's security interests in respect of the Collateral or to free any of the Collateral from any Lien thereon; and

                  (b) the amount of any and all reasonable out-of-pocket expenses, including, but not limited to, any excise, property, transfer, sales and use taxes imposed by any state, federal or other local authority on any of the Collateral, and reasonable fees and disbursements of counsel and of any other experts payable in connection with the enforcement of this Security Agreement after and during the continuance of any Event of Default, including such expenses as are actually incurred in connection with:

                           (i) the collection, sale or other disposition of the Collateral;

                           (ii) any action taken by the Collateral Agent to effect compliance on behalf of the Grantors in respect of a failure by either of the Grantors to comply with the provisions of this Security Agreement which results (or is likely to result) in the diminution of the value of the Collateral or the validity, perfection, rank or value of the Collateral Agent's security interest in the Collateral;

                           (iii)    protecting, storing, warehousing,
         appraising, insuring, handling, maintaining, shipping, overhauling and repairing the Collateral; or

                           (iv) the exercise by the Collateral Agent of any of the rights or powers conferred upon it hereunder.

         Any such amount not paid to the Collateral Agent on demand shall bear interest for each day until paid at a rate per annum equal to the rate specified in Section 2.7(e) of the Loan Agreement.

                  SECTION 5.03 WAIVER OF CLAIMS.

                  (a) Except as otherwise provided in this Security Agreement, each Grantor hereby waives, to the maximum extent permitted by applicable law, notice and judicial hearing in connection with the Collateral Agent's taking possession, retention, disposition or sale of any Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under any applicable law, and such Grantor hereby further waives, to the maximum extent permitted by law:

                           (i) provided that the actions taken comply in all respects with applicable law, including but not limited to all applicable provisions of the UCC, all claims, damages and demands against the Collateral Agent, the Board and the Lenders arising out of such taking of possession, retention, disposition or sale of the Collateral except such claims, damages and demands as may arise out of such Person's own gross negligence or willful misconduct as actually and finally determined by a final non-appealable judgment of a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages;

                           (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                           (iii) all rights of appraisal, valuation, stay, extension or moratorium (but not redemption) now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale or other disposition of any part of the Collateral, and such Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws; provided, however, that the actions taken by the Collateral Agent as described in this
         Section 5.03 herein comply, in all material respects, with applicable law, including but not limited to all applicable provisions of the UCC.

                  (b) Each Grantor, for itself and all who claim through it, hereby waives all right to have the Collateral marshaled upon any foreclosure hereof and agrees that any court having jurisdiction to foreclose this Security Agreement may order the sale of the Collateral as an entity.

                  SECTION 5.04 DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Grantors, the Collateral Agent and each Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest and Lien created under the Security Documents and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                    ARTICLE 6

                        TERMINATION OF SECURITY AGREEMENT

                  SECTION 6.01 TERMINATION OF SECURITY AGREEMENT. This Security Agreement shall terminate (i) upon payment and performance in full of all of the Obligations and (ii) as to any item of Collateral, upon the Disposition of such Collateral as permitted in Section 3.14 hereof. Upon termination, at the request and sole cost and expense of a Grantor, and upon receipt by the Collateral Agent of confirmation from the Agent that all of the Obligations have been paid and performed in full, the Collateral Agent shall execute and deliver such documents and instruments reasonably requested by such Grantor to evidence the release of the Collateral (or such item of Collateral, as the case may be) from the Lien of the Security Documents; provided, however, that this Security Agreement shall earlier terminate and this Security Agreement shall be of no further force or effect upon any sale or other final disposition by the Collateral Agent of all property constituting part of the Collateral and the final distribution by the Collateral Agent of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as otherwise provided above, this Security Agreement shall continue in full force and effect in accordance with the terms hereof.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  SECTION 7.01 NOTICES. All notices and other communication provided for herein shall be in writing and given in accordance with Section
10.7 of the Loan Agreement and (i) if to the Company and the Collateral Agent, at their respective addresses set forth in Annex A to the Loan Agreement and
(ii) if to World LLC, in care of the Company. Each party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to the parties hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 7.02 GOVERNING LAW. THIS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT IN THE EVENT THE BOARD BECOMES A LENDER PURSUANT TO THE BOARD GUARANTEE, THE RIGHTS AND OBLIGATIONS OF THE BOARD HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 10.11 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

                  SECTION 7.03 EXECUTION IN COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

                  SECTION 7.04 AMENDMENTS. This Security Agreement may be amended in accordance with the provisions set forth in Section 10.1 of the Loan Agreement.

                  SECTION 7.05 DOCUMENTATION. The Grantors shall provide the Collateral Agent with copies of all documents executed in connection with the Security Documents.

                  SECTION 7.06 CASH COLLATERAL.

                  (a) Any amounts held by the Collateral Agent pursuant to the provisions of this Agreement shall be invested by the Collateral Agent from time to time in Cash Equivalents as directed in an Officer's Certificate from the Company so long as the Collateral Agent may invest in the same using commercially reasonable efforts. The parties hereto agree that the Collateral Agent and/or an Affiliate of the Collateral Agent may charge and/or collect customary fees and expenses in connection with the purchase of Cash Equivalents or for other services rendered to the parties hereto (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length). Neither the Collateral Agent nor any of its Affiliates shall be required to account for any profits or benefits described in the preceding sentence. All Cash Equivalents held by the Collateral Agent pursuant to this
Section 7.06 shall be registered in the name of, payable to the order of, or specially endorsed to, the Collateral Agent. Any income realized as a result of any such investment, net of the Collateral Agent's reasonable fees and expenses in making such investment, shall be held and applied by the Collateral Agent in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. All taxes on any income so realized shall be charged to the applicable Grantor. The Collateral Agent shall not be liable for any loss resulting from any investment to be made by it under this Agreement other than by reason of its willful misconduct or gross negligence as actually and finally determined in a final, non-appealable judgment of a court of competent jurisdiction.

                  (b) Neither the Collateral Agent nor any of its Affiliates assume any duty or liability for monitoring the rating of the selected investment. In the event an investment selection is not made, the amounts held by the Collateral Agent pursuant to the provisions of this Security Agreement shall not be invested and the Collateral Agent shall not incur any liability for interest or income thereon.

                  (c) The Collateral Agent shall have no obligation to invest or reinvest amounts to be held by the Collateral Agent if all or a portion of such amounts are deposited with the Collateral Agent after 11:00 a.m. (New York time) on the day of the deposit. Instructions to invest or reinvest that are received after 11:00 a.m. (New York time) will be treated as if received on the following Business Day in New York.

                  (d) The Collateral Agent shall have the power to sell or liquidate the foregoing investments whenever the Collateral Agent shall be required to distribute the amounts held pursuant to the terms of this Security Agreement or as otherwise contemplated in this Security Agreement. Requests or instructions received after 11:00 a.m. (New York time) by the Collateral Agent to liquidate such amounts will be treated as if received on the following Business Day in New York.

                  (e) The Collateral Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the amounts held by the Collateral Agent pursuant to the terms of this Security Agreement, provided that the Collateral Agent has made such investment, reinvestment or liquidation of the trust assets in accordance with the terms, and subject to the conditions, of this Security Agreement.

                  (f) Each of the parties to this Security Agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed by, Citibank, N.A. or Citigroup North America, Inc., nor any of their affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested in one of the money market funds made available by the Collateral Agent and selected by the Grantors.

                  (g) Any investment direction contained herein may be executed through an affiliated broker or dealer of the Collateral Agent and any such affiliated broker or dealer shall be entitled to such broker's or dealer's usual and customary fees for such execution.

                  (h) The Cash Equivalents may be held by the Collateral Agent directly or through any clearing agency or depository (collectively, the "Clearing Agency") including, without limitation, the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, and The Depository Trust Company. The Collateral Agent shall not have any responsibility or liability for the actions or omissions to act on the part of any Clearing Agency.

                  (i) Notwithstanding anything contained herein to the contrary, the parties hereto hereby agree and acknowledge that due to the potential conflict of interest, the Collateral Agent will not purchase the commercial paper of Citigroup North America, Inc., or any Affiliate (collectively, "Citigroup Paper") unless the Collateral Agent is specifically instructed to purchase Citigroup Paper in an Officer's Certificate from the Company. Any instruction for the purchase of Citigroup Paper must be given by the Company on a transaction by transaction basis in the manner set forth in the preceding sentence.

                                      * * *

                  IN WITNESS WHEREOF, the parties to hereto have caused this Mortgage and Security Agreement to be duly executed by their respective officers thereunto duly authorized.

                                             WORLD AIRWAYS, INC.,
                                             as Grantor

                                             By: /s/ Gilberto M. Duarte, Jr.
                                                 -------------------------------
                                                 Gilberto M. Duarte, Jr.
                                                 Chief Financial Officer

                                             WORLD AIRWAYS PARTS COMPANY, LLC,
                                             as Grantor

                                             By: /s/ Gilberto M. Duarte, Jr.
                                                 -------------------------------
                                                 Gilberto M. Duarte, Jr.
                                                 Manager

                                             CITIBANK, N.A.,
                                             as Collateral Agent

                                             By: /s/ Fernando Moreyra
                                                 -------------------------------
                                                 Fernando Moreyra
                                                 Assistant Vice President

                                                                      EXHIBIT A1
                                                                 to Mortgage and
                                                              Security Agreement

                         MORTGAGE AND SECURITY AGREEMENT
                        SUPPLEMENT (SPARE ENGINE) NO. ( )

         MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT (SPARE ENGINE) NO. (__) dated ______________ (herein called this "Mortgage and Security Agreement Supplement") made by [World Airways, Inc., a Delaware corporation/World Airways Parts Company, LLC, a Delaware limited liability company] (herein called the "Company"), in favor of Citibank, N.A., as Collateral Agent for, and directed by, the Board, the Lenders and the Supplemental Guarantor (each as defined in the Loan Agreement (as defined in the Security Agreement (as defined below))) (the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, the Company and [World Airways, Inc./World Airways Parts Company, LLC] have heretofore executed and delivered to the Collateral Agent a Mortgage and Security Agreement dated as of December 30, 2003 (as amended, modified, restated or otherwise supplemented from time to time in accordance with its terms, the "Security Agreement"), covering, inter alia, Spare Engines of the Company;

         WHEREAS, terms that are defined in the Security Agreement or the Loan Agreement (as such term is defined in the Security Agreement) and which are not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Loan Agreement;

         WHEREAS, the Security Agreement and Mortgage and Security Agreement Supplement (Spare Engine) No. __ dated _______________ __, ____ have been duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on _______________ __, ____, as one document and have been assigned Conveyance No.
_________; and

         WHEREAS, the Security Agreement provides for the execution and delivery from time to time of Mortgage and Security Agreement Supplements, each substantially in the form hereof, for the purpose of subjecting engines to the Lien of the Security Agreement.

         NOW, THEREFORE, this Mortgage and Security Agreement Supplement Witnesseth, that to secure the prompt payment of the principal of, interest on and all other amounts due with respect to the Loan and to secure the performance and observance by the Company of all the agreements, covenants and provisions contained in the Security Agreement, in the Loan Agreement and in the other Loan Documents and the prompt payment of any and all amounts from time to time owing hereunder, under the Loan Agreement and the other Loan Documents and for the uses and purposes and subject to the terms and provisions of the Security Agreement, and in consideration of the premises and of the covenants contained in the Security Agreement, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Board and the Lenders, a first priority security interest in and first priority mortgage Lien on the following described property:

                                AIRCRAFT ENGINES

         [____] aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to any aircraft or airframe, identified as follows:

                                                    Manufacturer's
Manufacturer                    Model               Serial Number
------------                    -----               --------------

together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of the Security Agreement shall not be applicable to such Part pursuant to the provisions of the Security Agreement.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.

         This Mortgage and Security Agreement Supplement shall be construed as a supplemental Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

                                      * * *

                                      A1-2

                  IN WITNESS WHEREOF, the Company has caused this Mortgage and Security Agreement Supplement (Spare Engine) No. (__) to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                    [NAME]

                                    By: ________________________________
                                        Name:
                                        Title:

                                      A1-3

                                                                      EXHIBIT A2
                                                                 to Mortgage and
                                                              Security Agreement

                         MORTGAGE AND SECURITY AGREEMENT
                        SUPPLEMENT (SPARE PARTS) NO. ( )

         MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT (SPARE PARTS) NO. (__) dated ______________ (herein called this "Mortgage and Security Agreement Supplement") made by [World Airways, Inc., a Delaware corporation/World Airways Parts Company, LLC, a Delaware limited liability company] (herein called the "Company"), in favor of Citibank, N.A., as Collateral Agent for, and directed by, the Board, the Lenders and the Supplemental Guarantor (as defined in the Loan Agreement (as defined in the Security Agreement (as defined below))) (the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, the Company and [World Airways, Inc./World Airways Parts Company, LLC] have heretofore executed and delivered to the Collateral Agent a Mortgage and Security Agreement dated as of December 30, 2003 (as amended, modified, restated or otherwise supplemented from time to time in accordance with its terms, the "Security Agreement"), covering, inter alia, Spare Parts of the Company;

         WHEREAS, terms that are defined in the Security Agreement or the Loan Agreement (as such term is defined in the Security Agreement) and which are not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Loan Agreement;

         WHEREAS, the Security Agreement and Mortgage and Security Agreement Supplement (Spare Parts) No. __ dated _______________ __, ____ have been duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on _______________ __, ____, as one document and have been assigned Conveyance No.
_________; and

         WHEREAS, the Security Agreement provides for the execution and delivery from time to time of Mortgage and Security Agreement Supplements, each substantially in the form hereof, for the purpose of subjecting spare parts, appliances and expendables to the Lien of the Security Agreement.

         NOW, THEREFORE, this Mortgage and Security Agreement Supplement Witnesseth, that to secure the prompt payment of the principal of, interest on and all other amounts due with respect to the Loan and to secure the performance and observance by the Company of all the agreements, covenants and provisions contained in the Security Agreement, in the Loan Agreement and in the other Loan Documents and the prompt payment of any and all amounts from time to time owing hereunder, under the Loan Agreement and the other Loan Documents and for the uses and purposes and subject to the terms and provisions of the Security Agreement, and in consideration of the premises and of the covenants contained in the Security Agreement, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Board and the Lenders, a first priority security interest in and first priority mortgage Lien on the following described property:

                                   SPARE PARTS

                                   [Describe]

         The Spare Parts described above are located, as of the date hereof, at [specify locations] (each such location to be included as a Designated Location) and are maintained by or on behalf of World Airways, Inc.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.

         The Company hereby represents and warrants that it holds an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of Title 49 of the United States Code and 49 U.S.C. Section 44705 or any analogous successor provision of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

         This Mortgage and Security Agreement Supplement shall be construed as a supplemental Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

                                      * * *

                                      A2-2

         IN WITNESS WHEREOF, the Company has caused this Mortgage and Security Agreement Supplement (Spare Parts) No. (__) to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                    [NAME]

                                    By: ________________________________
                                        Name:
                                        Title:

                                      A2-3

                                                                       EXHIBIT B
                                                                 to Mortgage and
                                                              Security Agreement

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                  INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "IP Security Agreement"), dated as of December 30, 2003, is made by the grantors listed on the signature page hereof (collectively, the "Grantors") in favor of Citibank, N.A. as collateral agent (the "Collateral Agent") for the Lenders (as defined below), the Board (as defined below) and the Supplemental Guarantor (as defined in the Loan Agreement referred to below) (the Lenders, the Board and Supplemental Guarantor are hereinafter collectively referred to as the "Secured Parties"). Terms defined in the Security Agreement (as defined below) and not otherwise defined herein have the meaning as set forth in the Security Agreement.

                  WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Loan Agreement") among World Airways, Inc. (the "Borrower"), Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A. as Alternate Tranche A Lender, Citicorp USA, Inc. as Tranche B Lender (together with Govco Incorporated, the "Lenders"), Citicorp North America, Inc. as Govco Administrative Agent, Phoenix American Financial Services, Inc., as Loan Administrator, Citibank, N.A. as the Collateral Agent and Agent, and Air Transportation Stabilization Board (the "Board"), the Lenders have agreed to make, upon the terms and conditions set forth therein, a single term loan (the "Loan") to the Borrower; and

                  WHEREAS, as a condition precedent to the making of the Loan by the Lenders under the Loan Agreement, the Grantors have entered into a Security Agreement dated as of the date hereof (the "Security Agreement"), pursuant to which such Grantors have granted to the Collateral Agent, for the ratable security and benefit of the Secured Parties, a security interest in the property described therein, including certain intellectual property of the Grantors, and have agreed as a condition thereof, to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

                  Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for itself and for the ratable security and benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

                  (a) the patents and patent applications set forth in Schedule A hereto;

                  (b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

                  (c) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

                  (d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions;

                  (e) all rights corresponding to the foregoing throughout the world, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (f) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (g) any and all Proceeds of any and all of the foregoing Collateral or arising from any of the foregoing.

                  Anything herein to the contrary notwithstanding, in no event shall the security interest granted under this Section 1 attach to any (i) Excluded Assets or (ii) lease, license, contract, property rights or agreement to which any Grantor is a party or any of the rights or interests of any Grantor thereunder if and for so long as the grant of such security interest shall constitute or result in (x) the abandonment, invalidation, or unenforceability of any material right, title or interest of any Grantor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (x) or (y) above.

                  Section 2. Security for Secured Obligations. The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment and performance of all Obligations of such Grantor under the Loan Documents including, without limitation, payment of the principal of, interest on, and all other amounts due with respect to, the Loan, and the performance and observance by each of the Grantors of all the agreements, covenants and provisions contained in the Security Agreement, in the Loan Agreement and in the other Loan Documents, and the payment of any and all amounts from time to time owing under the Security Agreement, the Loan Agreement and the other Loan Documents.

                  Section 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

                  Section 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 5. Grants Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Loan Agreement and the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Loan Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

                  Section 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    WORLD AIRWAYS, INC., as Grantor

                                    By: _______________________________
                                        Name:
                                        Title:

                                    WORLD AIRWAYS PARTS COMPANY, LLC,
                                    as Grantor

                                    By: _______________________________
                                        Name:
                                        Title:

                                    CITIBANK, N.A., as Collateral Agent under the Loan Agreement

                                    By: _______________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C
                                                                 to Mortgage and
                                                              Security Agreement

           FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

                  INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "IP Security Agreement Supplement"), dated as of __________, 2003, is made by the grantor listed on the signature page hereof (the "Grantor") in favor of Citibank, N.A. as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the IP Security Agreement referred to below). Terms defined in the Security Agreement (as defined below) and not otherwise defined herein have the meaning as set forth in the Security Agreement.

                  WHEREAS, the Grantor and certain other persons have heretofore entered into a Security Agreement dated as of _________, 2003 (the "Security Agreement"), pursuant to which the grantors described therein (including the Grantor) granted to the Collateral Agent, for the ratable security and benefit of the Secured Parties, a security interest in the Collateral described therein, including the Additional Collateral (as defined below) and other intellectual property of such grantors;

                  WHEREAS, pursuant to the Security Agreement, such grantors executed and delivered that certain Intellectual Property Security Agreement dated as of _________, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "IP Security Agreement"); and

                  WHEREAS, the Security Agreement provides for the execution and delivery from time to time of IP Security Agreement Supplements in the form hereof for the purpose of recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities the grant of the security interest in the Additional Collateral (as defined below).

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

                  Section 1. Grant of Security. The Grantor hereby grants to the Collateral Agent, for itself and for the ratable security and benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Additional Collateral"):

                  (a) the patents and patent applications set forth in Schedule A hereto;

                  (b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

                  (c) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

                  (d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions;

                  (e) all rights corresponding to the foregoing throughout the world, all rights of priority associated with the foregoing and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (f) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (g) any and all Proceeds of any and all of the foregoing Collateral or arising from any of the foregoing.

                  Anything herein to the contrary notwithstanding, in no event shall the security interest granted under this Section 1 attach to any [(i) Excluded Assets or (ii)] lease, license, contract, property rights or agreement to which any Grantor is a party or any of the rights or interests of any Grantor thereunder if and for so long as the grant of such security interest shall constitute or result in (x) the abandonment, invalidation, or unenforceability of any material right, title or interest of any Grantor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (x) or (y) above.

                  Section 2. Supplement to IP Security Agreement. Each of Schedules A, B and C to the IP Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

                  Section 3. Security for Secured Obligations. The grant of a security interest in the Collateral by Grantor under this IP Security Agreement Supplement secures the payment and performance of all Obligations of such Grantor under the Loan Documents including, without limitation, payment of the principal of, interest on, and all other amounts due with respect to, the Loan, and the performance and observance by the Grantor of all the agreements, covenants and provisions contained in the Security Agreement, in the Loan Agreement and in the other Loan Documents, and the payment of any and all amounts from time to time owing under the Security Agreement, the Loan Agreement and the other Loan Documents.

                  Section 4. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement Supplement.

                  Section 5. Execution in Counterparts. This IP Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 6. Grants Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Loan Agreement, the Security Agreement and the IP Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Loan Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

                  Section 7. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    [________________________], as Grantor

                                    By: _______________________________
                                        Name:
                                        Title: